Exhibit 10.1

$100,000,000

CREDIT AGREEMENT

Dated as of May 19, 2003

Among

GLADSTONE BUSINESS LOAN, LLC

as the Borrower

GLADSTONE ADVISERS, INC.

as the Servicer

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO

as Committed Lenders

THE COMMERCIAL PAPER LENDERS FROM TIME TO TIME PARTY HERETO

as CP Lenders

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO

as Managing Agents

CIBC WORLD MARKETS CORP.

as the Structuring and Syndication Agent

and

CANADIAN IMPERIAL BANK OF COMMERCE

as the Administrative Agent

i

ii

EXHIBITS

EXHIBIT A	Form of Borrower Notice
EXHIBIT B	Form of Note
EXHIBIT C	Form of Assignment and Acceptance
EXHIBIT D	Form of Joinder Agreement
EXHIBIT E	Form of Monthly Report
EXHIBIT F	Form of Servicer’s Certificate
EXHIBIT G	[Reserved]
EXHIBIT H	Form of Primary Document Trust Receipt
EXHIBIT I	Form of Assignment of Mortgage
EXHIBIT J-l	Officer’s Certificate as to Solvency from Originator
EXHIBIT J-2	Officer’s Certificate as to Solvency from Borrower
EXHIBIT K-1	Officer’s Closing Certificate from Originator
EXHIBIT K-2	Officer’s Closing Certificate from Borrower
EXHIBIT K-3	Officer’s Closing Certificate from Servicer
EXHIBIT L	Form of Lock-Box Agreement
EXHIBIT M	Credit Report and Transaction Summary

SCHEDULES

SCHEDULE I	Schedule of Documents
SCHEDULE II	List of Lock-Box Banks, Lock-Box Accounts, Collection Account and Securities Accounts
SCHEDULE III	Loan List
SCHEDULE IV	Form of Loans

iii

THIS CREDIT AGREEMENT is made as of May 19, 2003, among:

(1)                                  GLADSTONE BUSINESS LOAN, LLC, a Delaware limited liability company,  as borrower (the “Borrower”);

(2)                                  GLADSTONE ADVISERS, INC., a Virginia corporation, as servicer (the “Servicer”);

(3)                                  Each financial institution from time to time party hereto as a “Committed Lender” and their respective successors and assigns (collectively, the “Committed Lenders”);

(4)                                  Each commercial paper issuer from time to time party hereto as a “CP Lender” and their respective successors and assigns (collectively, the “CP Lenders”);

(5)                                  Each financial institution from time to time party hereto as a “Managing Agent” and their respective successors and assigns (collectively, the “Managing Agents”);

(6)                                  CIBC WORLD MARKETS CORP. (“CIBC World Markets”), as Structuring and Syndication Agent (the “Structuring and Syndication Agent”); and

(7)                                  CANADIAN IMPERIAL BANK OF COMMERCE (“CIBC”), as “Administrative Agent” and its respective successors and assigns (the “Administrative Agent”).

IT IS AGREED as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                   Certain Defined Terms.

(a)                                  Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1.

(b)                                 As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

Additional Amount:  Defined in Section 2.13.

Adjusted Eurodollar Rate:  For any Settlement Period, an interest rate per annum equal to the quotient, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, (i) the numerator of which is equal to the LIBO Rate for such Settlement Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Settlement Period.

Administrative Agent:  Defined in the preamble hereto.

Advance:  Defined in Section 2.1(a).

Advances Outstanding:  On any day, the aggregate principal amount of Advances outstanding on such day, after giving effect to all repayments of Advances and makings of new Advances on such day.

Adverse Claim:  A lien, security interest, pledge, charge, encumbrance or other right or claim of any Person.

Affected Committed Lender:  Defined in Section 11.1(c).

Affected Party:  Defined in Section 2.12(a).

Affiliate:  With respect to a Person means any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

Agent’s Account:  Account number 2000010217564 in the name of the Administrative Agent at First Union Bank.

Aggregate Outstanding Loan Balance:  On any day, the sum of the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral on such date.

Aggregate Purchased Loan Balance:  On any day, (a) the sum of the Purchased Loan Balances of all Eligible Loans included as part of the Collateral on such date minus (b) the Excess Concentration Amount as of such date.

Agreement or Credit Agreement:  This Credit Agreement, dated as of May 19, 2003, as amended, modified, supplemented or restated from time to time.

Alternative Rate:  An interest rate per annum equal to the Adjusted Eurodollar Rate; provided, however, that the Alternative Rate shall be the Base Rate if a Eurodollar Disruption Event occurs; and, provided, further, that the Alternative Rate for the first two (2) Business Days following any Advance made by a Committed Lender shall be the Base Rate unless such Committed Lender has received at least two (2) Business Days’ prior notice of such Advance.

Amortization Period:  The period beginning on the Termination Date and ending on the Collection Date.

Applicable Law:  For any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z, Regulation W and Regulation B of the Federal Reserve Board), and applicable judgments, decrees, injunctions, writs, orders, or line action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

Assignment and Acceptance:  Defined in Section 11.1(b).

Assignment of Mortgage:  As to each Loan secured by an interest in real property, one or more assignments, notices of transfer or equivalent instruments, each in recordable form and sufficient under the laws of the relevant jurisdiction to reflect the transfer of the related mortgage, deed of trust, security deed or similar security instrument and all other documents related to such Loan and to the Borrower and to grant a perfected lien thereon by the Borrower in favor of the Administrative Agent on behalf of the Secured Parties, each such Assignment of Mortgage to be substantially in the form of Exhibit I hereto.

Availability:  On any day, the lesser of (i) the amount by which the Borrowing Base exceeds the Advances Outstanding on such day and (ii) the amount by which the Facility Amount exceeds the Advances Outstanding on such day; provided, however, during the Amortization Period, the Availability shall be zero.

Available Collections:  Defined in Section 2.8(a).

Backup Servicer:  BNY Asset Solutions, LLC, in its capacity as Backup Servicer under the Backup Servicing Agreement, together with its successors and assigns.

Backup Servicer Expenses:  The out-of-pocket expenses to be paid to the Backup Servicer under the Backup Servicing Agreement.

Backup Servicer Fee:  The fee to be paid to the Backup Servicer as set forth in the Backup Servicing Agreement.

Backup Servicing Agreement:  The Backup Servicing Agreement, dated as of the date hereof among the Borrower, the Servicer, the Administrative Agent and the Backup Servicer, as the same may from time to time be amended, supplemented, waived or modified.

Bankruptcy Code:  The United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101, et seq.), as amended from time to time.

Base Rate:  On any date, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1.0%.

Benefit Plan:  Any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate of the Borrower is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

Borrower:  Gladstone Business Loan, LLC, a Delaware limited liability company, or any permitted successor thereto.

Borrowing Base:  On any date of determination, (a) the Aggregate Purchased Loan Balance minus (b) the Required Equity Contribution.

Borrowing Base Test:  As of any date, a determination that the Borrowing Base shall be equal to or greater than the Advances Outstanding.

Borrower Notice:  A written notice, in the form of Exhibit A, to be used for each borrowing, repayment of each Advance or termination or reduction of the Facility Amount or Prepayments of Advances.

Breakage Costs:  Defined in Section 2.11.

Business Day:  Any day of the year other than a Saturday or a Sunday on which (a) (i) banks are not required or authorized to be closed in New York, New York, and Virginia or (ii) which is not a day on which the Bond Market Association recommends a closed day for the U.S. Bond Market, and (b) if the term “Business Day” is used in connection with the Adjusted Eurodollar Rate, means the foregoing only if such day is also a day of year on which dealings in United States dollar deposits are carried on in the London interbank market.

Change-in-Control:  With respect to any entity, the date on which (i) any Person or “group” acquires any “beneficial ownership” (as such terms are defined under Rule 13d-3 of, and Regulation 13D under, the Securities Exchange Act of 1934, as amended), either directly or indirectly, of membership interests or other equity interests or any interest convertible into any such interest in such entity having more than fifty percent (50%) of the voting power for the election of managers of such entity, if any, under ordinary circumstances, or (ii) (except in connection with any Securitization) an entity sells, transfers, conveys, assigns or otherwise disposes of all or substantially all of the assets of such entity.

Charged-Off Loan:  Any Loan (i) that is 120 days past due with respect to any interest or principal payment, (ii) for which an Insolvency Event has occurred with respect to the related Obligor or (iii) that is or should be written off as uncollectible by the Servicer in accordance with the Credit and Collection Policy.

Charged-Off Ratio:  With respect to any Settlement Period, the percentage equivalent of a fraction, calculated as of the Determination Date for such Settlement Period, (i) the numerator of which is equal to the aggregate Outstanding Loan Balance of all Loans that became Charged-Off Loans during such Settlement Period and (ii) the denominator of which is equal to the sum of (A) the Aggregate Outstanding Loan Balance as of the first day of such Settlement Period and (B) the Aggregate Outstanding Loan Balance as of the last day of such Settlement Period divided by 2.

CIBC:  Canadian Imperial Bank of Commerce, in its individual capacity, and its successors or assigns.

Closing Date:  May 19, 2003.

Code:  The Internal Revenue Code of 1986, as amended.

Collateral:  All right, title and interest, whether now owned or hereafter acquired or arising, and wherever located, of the Borrower in, to and under any and all of the following:

(i)                                     the Transferred Loans, and all monies due or to become due in payment of such Loans on and after the related Purchase Date;

(ii)                                  any Related Property securing the Transferred Loans including all proceeds from any sale or other disposition of such Related Property;

(iii)                               the Loan Documents relating to the Transferred Loans;

(iv)                              all Supplemental Interests related to any Transferred Loans;

(v)                                 the Collection Account, all funds held in such account, and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account or such funds;

(vi)                              all Collections and all other payments made or to be made in the future with respect to the Transferred Loans, including such payments under any guarantee or similar credit enhancement with respect to such Loans;

(vii)                           all Hedge Collateral;

(viii)                        all income and Proceeds of the foregoing;

Collateral Custodian:  BNY Midwest Trust Company, in its capacity as Collateral Custodian under the Custody Agreement, together with its successors and assigns.

Collateral Custodian Expenses:  The out-of-pocket expenses to be paid to the Collateral Custodian under the Custody Agreement.

Collateral Custodian Fee:  The fee to be paid to the Collateral Custodian as set forth in the Custody Agreement.

Collection Account:  Defined in Section 7.4(e).

Collection Date:  The date following the Termination Date on which all Advances Outstanding have been reduced to zero, the Lenders have received all accrued Interest, fees, and all other amounts owing to them under this Agreement and the Hedging Agreement, the Hedge Counterparties have received all amounts due and owing hereunder and under the Hedge Transactions, and each of the Backup Servicer, the Collateral Custodian, the Administrative Agent and the Managing Agents have each received all amounts due to them in connection with the Transaction Documents.

Collections:  (a) All cash collections or other cash proceeds of a Transferred Loan received by or on behalf of the Borrower by the Servicer or Originator from or on behalf of any Obligor in payment of any amounts owed in respect of such Transferred Loan, including, without limitation, Interest Collections, Principal Collections, Deemed Collections, Insurance Proceeds, and all Recoveries, (b) all amounts received by the Buyer in connection with the repurchase of an Ineligible Loan pursuant to Section 6.1 of the Purchase Agreement, (c) all amounts received by the Administrative Agent in connection with the purchase of a Transferred Loan pursuant to Section 7.7, (d) all payments received pursuant to any Hedging Agreement or Hedge Transaction, and (e) interest earnings in the Collection Account.

Commercial Paper Notes:  On any day, any short-term promissory notes issued by any CP Lender with respect to financing any Advance hereunder that are allocated, in whole or in part, by such CP Lender to fund or maintain the Advances Outstanding.

Commitment:  (a) For each Committed Lender, the commitment of such Committed Lender to fund any Advance to the Borrower in an amount not to exceed the amount set forth opposite such Committed Lender’s name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof and (b) with respect to any Person who becomes a Committed Lender pursuant to an Assignment and Acceptance or a Joinder Agreement, the commitment of such Person to fund any Advance to the Borrower in an amount not to exceed the amount set forth in such Assignment and Acceptance or Joinder Agreement, as such amount may be modified in accordance with the terms hereof.

Commitment Termination Date:  May 17, 2004 or such later date to which the Commitment Termination Date may be extended (if extended) in the sole discretion of the Lenders in accordance with the terms of Section 2.1(b).

Committed Lenders:  Defined in the preamble hereto.

Concord:  Concord Minutemen Capital Company, LLC, a Delaware limited liability company.

Contractual Obligation:  With respect to any Person, means any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

CP Lenders:  Defined in the preamble hereto.

CP Rate:  For any Settlement Period for any Advances made by a CP Lender, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such CP Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short-term promissory notes issued by such CP Lender maturing on dates other than those certain dates on which such CP Lender is to receive funds) in respect of the Commercial Paper Notes issued by such CP Lender during such period, as determined by such CP Lender and reported to the Borrower and the Servicer, which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by such CP Lender and (ii) an additional 0.03% for any Advance made during any Peak CP Funding Period, provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, such CP Lender shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

Credit and Collection Policy:  Those credit, collection, customer relation and service policies (i) determined by the Borrower, the Originator and the initial Servicer as of the date hereof relating to the Transferred Loans and related Loan Documents, as on file with the Administrative Agent and as the same may be amended or modified from time to time in accordance with Sections 5.1(r) and 7.8(g); and (ii) with respect to any Successor Servicer, the collection procedures and policies of such person (as approved by the Administrative Agent) at the time such Person becomes Successor Servicer.

Custody Agreement:  The Custodial Agreement, dated as of the date hereof among the Borrower, the Servicer, the Originator, the Administrative Agent and the Collateral Custodian, as the same may from time to time be amended, supplemented, waived or modified.

Deemed Collections:  On any day, the aggregate of all amounts Borrower shall have been deemed to have received as a Collection of a Transferred Loan.  Borrower shall be deemed to have received a Collection in an amount equal to the unpaid balance (including any accrued interest thereon) of a Transferred Loan if at any time the Outstanding Loan Balance of any such Loan is either (i) reduced as a result of any discount or any adjustment or otherwise by Borrower (other than receipt of cash Collections) or (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction).

Defaulted Loan:  Any Transferred Loan (i) that is 60 days past due with respect to any interest or principal payments or (ii) in respect of which the Servicer or Originator shall have taken any of the following actions: charging a default rate of interest, restricting Obligor’s right to make subordinated payments (other than payments in respect of owner’s debts and seller financings), acceleration of the Transferred Loan, foreclosure on collateral for the Loan, increasing its representation on the Obligor’s Board of Directors or similar governing body, or increasing the frequency of its inspection rights to permit inspection on demand.

Default Ratio:  With respect to any Settlement Period, the percentage equivalent of a fraction, calculated as of the Determination Date for such Settlement Period, (a) the numerator of which is equal to the aggregate Outstanding Loan Balance of all Transferred Loans (excluding Charged-Off Loans) included as part of the Collateral that became Defaulted Loans during such Settlement Period and (b) the denominator of which is equal to (i) the sum of (x) the Aggregate Outstanding Loan Balance as of the first day of such Settlement Period and (y) the Aggregate Outstanding Loan Balance as of the last day of such Settlement Period divided by (ii) two.

Derivatives:  Any exchange-traded or over-the-counter (i) forward, future, option, swap, cap, collar, floor, foreign exchange contract, any combination thereof, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) any similar transaction, contract, instrument, undertaking or security, or (iii) any transaction, contract, instrument, undertaking or security containing any of the foregoing.

Determination Date:  The last day of each Settlement Period.

Early Termination Event:  Defined in Section 8.1.

Eligible Assignee:  A Person (a) whose short-term rating is at least A-1 from S&P and P-1 from Moody’s, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least A-1 from S&P and P-1 from Moody’s and (b) who is approved by the Administrative Agent (such approval not to be unreasonably withheld) and, if such Person will become a Liquidity Bank for a CP Lender, by such CP Lender.

Eligible Loan:  On any date of determination, each Loan which satisfies each of the following requirements:

(i)                                     the Loan is evidenced by a promissory note that has been duly authorized and that, together with the related Loan Documents, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Loan to pay the stated amount of the Loan and interest thereon, and the related Loan Documents are enforceable against such Obligor in accordance with their respective terms;

(ii)                                  the Loan was originated in accordance with the terms of the Credit and Collection Policy and arose in the ordinary course of the Originator’s business from the lending of money to the Obligor thereof;

(iii)                               the Loan is not a Defaulted Loan;

(iv)                              the Obligor of such Loan has executed all appropriate documentation required by the Originator;

(v)                                 the Loan, together with the Loan Documents related thereto, is a “general intangible”, an “instrument”, an “account”, or “chattel paper” within the meaning of the UCC of all jurisdictions that govern the perfection of the security interest granted therein;

(vi)                              all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such Loan have been duly obtained, effected or given and are in full force and effect;

(vii)                           the Loan is denominated and payable only in United States dollars in the United States;

(viii)                        except for PIK Loans, the Loan bears interest, which is due and payable no less frequently than quarterly;

(ix)                                the Loan, together with the Loan Documents related thereto, does not contravene in any material respect any Applicable Laws (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan Documents related thereto is in material violation of any such Applicable Laws;

(x)                                   the Loan, together with the related Loan Documents, is fully assignable, (and if such Loan is secured by an interest in real property, an Assignment of Mortgage executed in blank has been delivered to the Collateral Custodian);

(xi)                                the Loan was documented and closed in accordance with the Credit and Collection Policy, including the relevant opinions and assignments, and there is only one current original promissory note;

(xii)                             the Loan and all Related Property are free of any Liens except for Permitted Liens;

(xiii)                          the Loan has an original term to maturity of no more than 84 months, and is either fully amortizing in installments (which installments need not be in identical amounts) over such term or the principal amount thereof is due in a single installment at the end of such term;

(xiv)                         no right of rescission, set off, counterclaim, defense or other material dispute has been asserted with respect to such Loan;

(xv)                            any Related Property with respect to such Loan is insured in accordance with the Credit and Collection Policy;

(xvi)                         the Obligor with respect to such Loan is an Eligible Obligor;

(xvii)                      if such Loan is a PIK Loan, such Loan shall pay a minimum of nine percent (9.0%) per annum current interest, on at least a quarterly basis;

(xviii)                   the addition of which to the Transferred Loans will not cause (A) the remaining weighted average life of the Transferred Loans to exceed 48 months, (B) the weighted average interest rate in respect of Transferred Loans which accrue interest at a fixed rate to be less than 8.0%, (C) the weighted average interest rate in respect of Transferred Loans which accrue interest at a floating rate (x) to be less than the sum of the LIBO Rate plus 5.00% or (y) to be less than 8.0% or (D) the weighted average risk rating of the portfolio to be less than 4 (or the equivalent of B-/B3 by S&P and Moody’s respectively), as determined by the Servicer’s risk rating model; and

(xix)                           the Loan is not a loan or extension of credit made by the Originator or one of its subsidiaries to an Obligor for the purpose of making any principal, interest or other payment on such Loan necessary in order to keep such Loan from becoming delinquent.

Eligible Obligor: On any day, any Obligor that satisfies each of the following requirements:

(i)                                     such Obligor’s principal office and any Related Property are located in the United States or any territory of the United States

(ii)                                  no other Loan of such Obligor is a Defaulted Loan;

(iii)                               the business being financed by such Obligor has been operating in the same line of business for at least 36 months from the date of its incorporation or formation;

(iv)                              such Obligor is not the subject of any Insolvency Event;

(v)                                 such Obligor is not a Governmental Authority; and

(vi)                              such Obligor is in material compliance with all material terms and conditions of its Loan Documents.

ERISA:  The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

ERISA Affiliate:  (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.

Eurodollar Disruption Event:  With respect to any Advance as to which Interest accrues or is to accrue at a rate based upon the Adjusted Eurodollar Rate, any of the following:  (a) a determination by a Lender that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain any Advance; (b) the inability of any Lender to obtain timely information for purposes of determining the Adjusted Eurodollar Rate; (c) a determination by a Lender that the rate at which deposits of United States dollars are being offered to such Lender in the London interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance; or (d) the inability of a Lender to obtain United States dollars in the London interbank market to make, fund or maintain any Advance.

Eurodollar Reserve Percentage:  On any day, the then applicable percentage (expressed as a decimal) prescribed by the Federal Reserve Board (or any successor) for determining reserve requirements applicable to “Eurocurrency Liabilities” pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board (or any successor) that prescribes reserve requirements applicable to “Eurocurrency Liabilities” as presently defined in Regulation D.

Excess Concentration Amount:  On any date of determination, the sum of, without duplication, (a) the aggregate amount by which the Outstanding Loan Balances of Eligible Loans included as part of the Collateral, the Obligors of which are residents of any one state, exceeds 30% of the Aggregate Outstanding Loan Balance, (b) the aggregate amount by which the Outstanding Loan Balances of Eligible Loans included as part of the Collateral, the Obligors of which are in the same Industry, exceeds 25% of the Aggregate Outstanding Loan Balance, (c) the aggregate amount by which the Outstanding Loan Balance of each Eligible Loan included as part of the Collateral exceeds the Large Loan Limit applicable to such Eligible Loan, (d) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral whose interest payments are due and payable less frequently than monthly exceeds 33 1/3% of the Aggregate Outstanding Loan Balance, and (e) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral which are PIK Loans exceeds 25% of the Aggregate Outstanding Loan Balance.

Facility Amount:  At any time, $100,000,000; provided, however, that on or after the Termination Date, the Facility Amount shall be equal to the amount of Advances outstanding.

Fair Market Value:  With respect to each Eligible Loan, the lesser of (a) the original principal amount of such Eligible Loan, and (b) if such Eligible Loan has been reduced in value below the original principal amount thereof (other than as a result of the allocation of a portion of the original principal amount to warrants), the value of such Eligible Loan as required by, and in accordance with, the 1940 Act, as amended, and any orders of the SEC issued to the Originator, to be determined by the Board of Directors of the Originator and reviewed by its auditors.

FASB:  Defined in Section 2.12(a).

Federal Funds Rate:  For any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (New York City time) for such day on such transactions received by CIBC from three federal funds brokers of recognized standing selected by it.

Federal Reserve Board:  The Board of Governors of the Federal Reserve System.

Fee Letter:  Any letter agreement in respect of fees among the Borrower, the Originator and the Administrative Agent or any Managing Agent, as it may be amended or modified and in effect from time to time.

Funding Date:  Any day on which an Advance is made in accordance with and subject to the terms and conditions of this Agreement.

Funding Request:  A Borrower Notice requesting an Advance and including the items required by Section 2.2.

GAAP:  Generally accepted accounting principles as in effect from time to time in the United States.

Governmental Authority:  With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

Group Advance Limit:  For each Lender Group, the sum of the Commitments of the Committed Lenders in such Lender Group.

Guarantor Event of Default:  The occurrence of any “Event of Default” under and as defined in the Performance Guaranty.

Hedge Breakage Costs:  For any Hedge Transaction, any amount payable by the Borrower for the early termination of that Hedge Transaction or any portion thereof.

Hedge Collateral:  Defined in Section 5.2(b).

Hedge Counterparty:  CIBC or any entity that (a) on the date of entering into any Hedge Transaction (i) is an interest rate swap dealer that is either a Lender or an Affiliate of a Lender, or has been approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld), and (ii) has a short-term unsecured debt rating of not less than A-1 by S&P and not less than P-1 by Moody’s, and (b) in a Hedging Agreement (i) consents to the assignment of the Borrower’s rights under the Hedging Agreement to the Administrative Agent pursuant to Section 5.2(b) and (ii) agrees that in the event that S&P or Moody’s reduces its short-term unsecured debt rating below A-1 or P-1, respectively, it shall transfer its rights and obligations under each Hedging Transaction to another entity that meets the requirements of clause (a) and (b) hereof or make other arrangements acceptable to the Administrative Agent and the Rating Agencies.

Hedge Notional Amount:  The aggregate notional amount in effect on any day under all Hedge Transactions entered into pursuant to Section 5.2 which have not matured, been terminated or cancelled.

Hedge Transaction:  Each interest rate cap transaction between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 5.2 and is governed by a Hedging Agreement.

Hedging Agreement:  Each agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into pursuant to Section 5.2, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto substantially in a form as the Administrative Agent shall approve in writing, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.

Increased Costs:  Any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.12.

Indebtedness:  With respect to the Borrower or the initial Servicer at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Adverse Claims on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all indebtedness, obligations or liabilities of that Person in respect of Derivatives, and (f) obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, clauses (a) through (e) above.

Indemnified Amounts:  Defined in Section 9.1.

Indemnified Party:  Defined in Section 9.1.

Industry:  The industry of an Obligor as determined by reference to the four digit standard industry classification codes.

Ineligible Loan:  Defined in the Purchase Agreement.

Insolvency Event:  With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

Insolvency Laws:  The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

Insolvency Proceeding:  Any case, action or proceeding before any court or Governmental Authority relating to an Insolvency Event.

Insurance Policy:  With respect to any Loan included in the Collateral, an insurance policy covering physical damage to or loss to any assets or Related Property of the Obligor securing such Loan.

Insurance Proceeds:  Any amounts payable or any payments made, to the Borrower or to the Servicer on its behalf under any Insurance Policy.

Interest:  For each Settlement Period and each Advance outstanding during such Settlement Period, the product of:

IR x P x	AD 360

where

IR                                    =                                         the Interest Rate applicable to such Advance;

P                                         =                                         the principal amount of such Advance on the first day of such Settlement Period, or if such

Advance was first made during such Settlement Period, the principal amount of such Advance on the day such Advance is made; and

AD                             =                                         the actual number of days in such Settlement Period, or if such Advance was first made during such Settlement Period, the actual number of days beginning on the day such Advance was first made through the end of such Settlement Period;

provided, however, that (i) no provision of this Agreement shall require or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

Interest Collections:  Any and all amounts received in respect of any interest, fees or other similar charges on a Transferred Loan from or on behalf of any Obligors that are deposited into the Collection Account, or received by the Borrower or on behalf of the Borrower by the Servicer or Originator in respect of the Transferred Loans, in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment (net of any payment owed by the Borrower to, and including any receipts from, any Hedge Counterparties) and, solely for purposes of calculating the Portfolio Rate, any and all amounts accrued in respect of any fees and interest (but only to the extent such fees or interest were not received during the applicable Settlement Period) owed by any Obligor in respect of any Transferred Loan.

Interest Rate:  For any Settlement Period:

(a)                                  to the extent the Lender is a CP Lender that is funding the applicable Advance or portion thereof through the issuance of Commercial Paper Notes, a rate equal to the CP Rate for such Settlement Period on such portion; or

(b)                                 to the extent the relevant Lender is not funding the applicable Advance or portion thereof through the issuance of Commercial Paper Notes, a rate equal to the Alternative Rate on such portion.

Investment:  With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of assets pursuant to the Purchase Agreement and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

Joinder Agreement:  A joinder agreement substantially in the form set forth in Exhibit D hereto pursuant to which a new Lender Group becomes party to this Agreement.

Key Man Event: Either of (i) David Gladstone, and (ii) Terry Brubaker shall cease to be employed by the Originator in the capacity as executive officers thereof.

Large Loan Limit:  For the Eligible Loans of the three Obligors with the largest Outstanding Loan Balances, $15,000,000, and for the Eligible Loans of each other Obligor, $10,000,000.

Lender Group:  Any CP Lender, its related Committed Lenders and their related Managing Agent.

Lenders:  Collectively, the CP Lenders, the Committed Lenders and any other Person that agrees, pursuant to the pertinent Joinder Agreement or Assignment and Acceptance, as applicable, to fund Advances pursuant to this Agreement.

LIBO Rate:  For any Settlement Period and any Advance, an interest rate per annum equal to:

(i)                                     the posted rate for 30-day deposits in United States dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business Day that is the second Business Day immediately preceding the applicable Funding Date (with respect to the initial Settlement Period for such Advance) and as of the second Business Day immediately preceding the first day of the applicable Settlement Period (with respect to all subsequent Settlement Periods for such Advance); or

(ii)                                  if no rate appears on Telerate page 3750 at such time and day, then the LIBO Rate shall be determined by CIBC at its principal office in New York, New York as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in United States dollars are being, have been, or would be offered or quoted by CIBC to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (New York City time) on such day.

Lien:  With respect to any Collateral, (a) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Collateral, or (b) the interest of a vendor or lessor under any conditional sale agreement, financing loan or other title retention agreement relating to such Collateral.

Liquidation Expenses:  With respect to any Defaulted Loan or Charged-Off Loan, the aggregate amount of out-of-pocket expenses reasonably incurred by the Borrower or on behalf of the Borrower by the Servicer (including amounts paid to any subservicer) in connection with the repossession, refurbishing and disposition of any related assets securing such Loan including the attempted collection of any amount owing pursuant to such Loan.

Liquidity Agreement:  A liquidity agreement entered into by a CP Lender with a group of financial institutions in connection with this Agreement.

Liquidity Bank:  Each financial institution that is a party to a Liquidity Agreement.

Liquidity Commitment Fee:  Defined in each Fee Letter.

Loan:  Any senior or subordinate loan arising from the extension of credit to an Obligor by the Originator in the ordinary course of the Originator’s business.

Loan Documents:  With respect to any Loan, the related promissory note and any related loan agreement, security agreement, mortgage, assignment of Loans, all guarantees, and UCC financing statements and continuation statements (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Loan and related promissory note, including, without limitation, general or limited guaranties and, for each Loan secured by real property an Assignment of Mortgage.

Loan File:  With respect to any Loan, each of the Loan Documents related thereto.

Loan List:  The Loan List provided by the Borrower to the Administrative Agent and the Collateral Custodian, as set forth in Schedule III hereto (which shall include the specific documents that should be included in each Loan File), as the same may be changed from time to time in accordance with the provisions hereof.

Lock-Box:  A post office box to which Collections are remitted for retrieval by a Lock-Box Bank and deposited by such Lock-Box Bank into a Lock-Box Account.

Lock-Box Account:  An account, subject to a Lock-Box Agreement, maintained in the name of the Borrower for the purpose of receiving Collections at a Lock-Box Bank.

Lock-Box Agreement:  A letter agreement, substantially in the form of Exhibit L, among the Borrower, the Administrative Agent and a Lock-Box Bank.

Lock-Box Bank:  Any of the banks or other financial institutions holding one or more Lock-Box Accounts.

Managing Agent: As to any CP Lender, the financial institution identified as such on the signature pages hereof or in the applicable Assignment and Acceptance or Joinder Agreement.

Mandatory Prepayment:  Defined in Section 2.4(a).

Market Servicing Fee:  Defined in Section 7.20.

Market Servicing Fee Differential:  On any date of determination, an amount equal to the positive difference between the Market Servicing Fee and Servicing Fee.

Material Adverse Change:  With respect to any Person, any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

Material Adverse Effect:  With respect to any event or circumstance, means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Servicer or the Borrower, (b) the validity, enforceability or collectibility of this Agreement or any other Transaction Document or any Liquidity Agreement or the validity, enforceability or collectibility of the Loans, (c) the rights and remedies of the Administrative Agent or any Secured Party under this Agreement or any Transaction Document or any Liquidity Agreement or (d) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority, or enforceability of the Administrative Agent’s or Secured Parties’ interest in the Collateral.

Maximum Lawful Rate:  Defined in Section 2.6(d).

Monthly Report:  Defined in Section 7.11(a).

Moody’s:  Moody’s Investors Service, Inc., and any successor thereto.

Multiemployer Plan:  A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

1940 Act:  Defined in Section 4.1(x).

Notes:  Defined in Section 2.5(a).

Obligations:  All loans, advances, debts, liabilities and obligations, for monetary amounts owing by the Borrower to the Lenders, the Administrative Agent, the Managing Agents or any of their assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of any of this Agreement, any other Transaction Document or any Fee Letter delivered in connection with the transactions contemplated by this Agreement, or any Hedging Agreement, as amended or supplemented from time to time, whether or not evidenced by any separate note, agreement or other instrument.  This term includes, without limitation, all principal, interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), Breakage Costs, Hedge Breakage Costs, fees, including, without limitation, any and all arrangement fees, loan fees, facility fees, and any and all other fees, expenses, costs or other sums (including attorney costs) chargeable to the Borrower under any of the Transaction Documents or under any Hedging Agreement.

Obligor:  With respect to any Loan, the Person or Persons obligated to make payments pursuant to such Loan, including any guarantor thereof.  For purposes of calculating the Excess Concentration Amount, all Loans included in the Collateral or to become part of the Collateral the Obligor of which is an Affiliate of another Obligor shall be aggregated with all Loans of such other Obligor.

Officer’s Certificate:  A certificate signed by any officer of the Borrower or the Servicer, as the case may be, and delivered to the Administrative Agent.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Borrower or the Servicer, as the case may be, and who shall be reasonably acceptable to the Administrative Agent.

Originator:  Gladstone Capital Corporation, a Maryland corporation.

Outstanding Loan Balance: With respect to any Loan, the then outstanding principal balance thereof.

Participant:  Defined in Section 11.1(g).

Payment Date:  The twelfth (12th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day; provided that for the purposes of distributions required pursuant to Section 2.8(a)(vii) only, “Payment Date” shall mean any Business Day.

Peak CP Funding Period:    The 15th day of any calendar month, the last 5 Business Days of any calendar month, the last 10 Business Days of November and the last 20 Business Days of December.

Performance Guaranty:  The Performance Guaranty dated as of the date hereof, by the Originator in favor of the Borrower and the Administrative Agent, as amended, modified, supplemented or restated from time to time.

Permitted Investments:  Any one or more of the following types of investments:

(a)                                  marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;

(b)                                 marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;

(c)                                  bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated A-1 by S&P and P-1 by Moody’s;

(d)                                 repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;

(e)                                  commercial paper rated at least A-1 by S&P and P-1 by Moody’s; and

(f)                                    demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1 by S&P and P-1 by Moody’s.

Permitted Liens:  Liens created pursuant to the Transaction Documents in favor of the Administrative Agent, as agent for the Secured Parties.

Person:  An individual, partnership, corporation (including a statutory trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

PIK Loan:  A Loan to an Obligor, which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan for some period of the time prior to such Loan requiring the cash payment of interest on a monthly or quarterly basis.

Portfolio Rate:  On any day, with respect to any Settlement Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to all Interest Collections for such Settlement Period, and the denominator of which is equal to the Advances Outstanding on the last day of such Settlement Period.

Portfolio Yield:  On any day, the excess, if any, of (a) the Portfolio Rate on such day over (b) the Interest Rate plus the Program Fee Rate on such day.

Prime Rate:  The rate publicly announced by CIBC from time to time on Reuters telerate page 3750 as its prime rate in the United States, such rate to change as and when such designated rate changes.  The Prime Rate is not intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit to debtors.

Principal Collections:  Any and all amounts received in respect of any principal due and payable under any Transferred Loan from or on behalf of Obligors that are deposited into the Collection Account, or received by the Borrower or on behalf of the Borrower by the Servicer or Originator in respect of the Transferred Loans, in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment.

Proceeds:  With respect to any Collateral, whatever is receivable or received when such Collateral is sold, collected, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any insurance relating to such Collateral.

Program Fee:  For each Settlement Period and each Advance Outstanding during such Settlement Period, the product of:

PFR x P x AD/360

where

PFR                          =                                         the Program Fee Rate;

P                                         =                                         the principal amount of such Advance on the first day of such Settlement Period, or if such

Advance was first made during such Settlement Period, the principal amount of such Advance on the day such Advance is made; and

AD                             =                                         the actual days comprising such Settlement Period, or if such Advance was first made during such

Settlement Period, the actual number of days beginning on the day such Advance was first made through the end of such Settlement Period.

Program Fee Rate:  Defined in each Fee Letter.

Pro-Rata Share:  With respect to any Committed Lender on any day, the percentage equivalent of a fraction the numerator of which is such Committed Lender’s Commitment and the denominator of which is the Group Advance Limit of the related CP Lender’s Lender Group.

Purchase Agreement:  The Purchase and Sale Agreement dated as of the date hereof, between the Originator and the Borrower, as amended, modified, supplemented or restated from time to time.

Purchase Date:  Defined in the Purchase Agreement.

Purchased Loan Balance:  As of any date of determination and any Transferred Loan, the lesser of (i) the Outstanding Loan Balance of such Loan, and (ii) the Fair Market Value of such Loan.

Purchasing Committed Lender:  Defined in Section 11.1(b).

Qualified Institution:  Defined in Section 7.4(e).

Rating Agency: Any rating agency that has been requested to issue a rating with respect to the Commercial Paper Notes issued by a CP Lender.

Records:  With respect to any Transferred Loans, all documents, books, records and other information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to any item of Collateral and the related Obligors, other than the Loan Documents.

Recoveries:  With respect to any Defaulted Loan or Charged-Off Loan, proceeds of the sale of any Related Property, proceeds of any related Insurance Policy, and any other recoveries with respect to such Loan and Related Property, and amounts representing late fees and penalties, net of Liquidation Expenses and amounts, if any, received that are required to be refunded to the Obligor on such Loan.

Reference Bank:  Any bank that furnishes information for purposes of determining the Adjusted Eurodollar Rate.

Register:  Defined in Section 11.1(e).

Regulatory Change:  Defined in Section 2.12(a).

Related Property:  With respect to a Loan, any property or other assets of the Obligor thereunder pledged as collateral to the Originator to secure the repayment of such Loan.

Reporting Date:  The date that is two (2) Business Days prior to each Payment Date.

Repurchase Price:  For any Transferred Loan purchased by the Servicer pursuant to Section 7.7, an amount equal to the outstanding principal balance of such Loan as of the date of purchase, plus all accrued and unpaid interest on such Loan.

Required Committed Lenders:  At a particular time, Committed Lenders with Commitments in excess of 66 2/3 % of the Facility Amount.

Required Equity Contribution:  A capital contribution to the Borrower by the Originator, on or before the Closing Date, in the form of Eligible Loans and/or cash having an outstanding principal balance on the Closing Date and at all times prior to the Termination Date of at least $100,000,000.

Required Notional Amount:  $35,000,000.

Required Ratings:  With respect to any Committed Lender, the short term ratings from S&P and Moody’s equal to or greater than the ratings required in order to maintain the rating of the commercial paper issued by the related CP Lender.

Required Reports:  Collectively, the Monthly Report, the Servicer’s Certificate and the annual and quarterly financial statements of the Originator required to be delivered to the Borrower, the Managing Agents, Concord, the Administrative Agent and the Backup Servicer pursuant to Section 7.11 hereof.

Responsible Officer:  As to the Borrower, David Gladstone, Terry Brubaker, George Stelljes, Harry Brill or Donya Kolcio, and as to any other Person, any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.  The Borrower may designate other Responsible Officers from time to time by notice to the Administrative Agent.

Revolving Period:  The period commencing on the Closing Date and ending on the day immediately preceding the Termination Date.

Rolling Three-Month Charged-Off Ratio:  For any day, beginning after the end of the third Settlement Period following the Closing Date, the rolling three period average Charged-Off Ratio for the three immediately preceding Settlement Periods.

Rolling Three-Month Default Ratio:  For any day, beginning after the end of the third Settlement Period following the Closing Date, the rolling three period average Default Ratio for the three immediately preceding Settlement Periods.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

Scheduled Payment:  On any Determination Date, with respect to any Loan, each monthly payment (whether principal, interest or principal and interest) scheduled to be made by the Obligor thereof after such Determination Date under the terms of such Loan.

Secured Party:  (i) Each Lender, (ii) each Managing Agent, (iii) each Liquidity Bank and (iv) each Hedge Counterparty that is either a Lender or an Affiliate of a Lender if that Affiliate executes a counterpart of this Agreement agreeing to be bound by the terms of this Agreement applicable to a Secured Party.

Securitization:  A disposition of Transferred Loans in one or a series of structured finance securitization transactions.

Servicer:  Gladstone Advisers, Inc., a Virginia corporation, and its permitted successors and assigns.

Servicer Advance:  An advance of Scheduled Payments made by the Servicer pursuant to Section 7.5.

Servicer Termination Event:  Defined in Section 7.18.

Servicer’s Certificate:  Defined in Section 7.11(b).

Servicing Duties:  Those duties of the Servicer which are enumerated in Section 7.2.

Servicing Fee:  For each Payment Date, an amount equal to the sum of the products, for each day during the related Settlement Period, of (i) Aggregate Outstanding Loan Balance as of the preceding Determination Date, (ii) the Servicing Fee Rate, and (iii) a fraction, the numerator of which is 1 and the denominator of which is 360.

Servicing Fee Rate:  A rate equal to 1.5% per annum.

Servicing Records:  All documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software and related property rights) prepared and maintained by the Servicer with respect to the Transferred Loans and the related Obligors.

Settlement Period:  Each period from and including a Payment Date to but excluding the following Payment Date, except in the case of the first Settlement Period, which shall be the period beginning on the Closing Date to but excluding July 12, 2003.

Solvent:  As to any Person at any time, having a state of affairs such that all of the following conditions are met:  (a) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

Successor Servicer:  Defined in Section 7.19(a).

Supplemental Interests:  With respect to any Transferred Loan, any warrants, equity or other equity interests or interests convertible into or exchangeable for any such interests received by the Originator from the Obligor in connection with such Transferred Loan.

Taxes:  Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Government Authority.

Termination Date:  The earliest to occur of (a) the date declared by the Administrative Agent or occurring automatically in respect of the occurrence of an Early Termination Event pursuant to Section 8.1, (b) a date selected by the Borrower upon at least 30 days’ prior written notice to the Administrative Agent, each Managing Agent and Concord, (c) the Commitment Termination Date and (d) the date designated by the Administrative Agent following the occurrence of a Key Man Event.

Termination Notice:  Defined in Section 7.18.

Transaction Documents:  This Agreement, the Purchase Agreement, all Hedging Agreements, the Custody Agreement, the Backup Servicing Agreement, the Performance Guaranty and any additional document, letter, fee letter, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.

Transferred Loans:  Each Loan that is acquired by the Borrower under the Purchase Agreement and all Loans received by the Borrower in respect of the Required Equity Contribution.  Any Transferred Loan that is (i) repurchased or reacquired by the Originator pursuant to the terms of Section 6.1 of the Purchase Agreement, (ii) purchased by the Servicer pursuant to the terms of Section 7.7 or (iii) otherwise released from the lien of this Agreement pursuant to Section 6.3 shall not be treated as a Transferred Loan for purposes of this Agreement (provided, that the purchase or repurchase of any Defaulted Loan or Charged-Off Loan shall not alter such Transferred Loan’s status as a Defaulted Loan or Charged-Off Loan for purposes of calculating ratios for periods occurring prior to the purchase or repurchase of such Transferred Loan).

Transition Costs:  The reasonable costs and expenses incurred by the Backup Servicer in transitioning to Servicer; provided, however, that the Administrative Agent’s consent shall be required if such Transition Costs exceed $50,000.00 in the aggregate.

UCC:  The Uniform Commercial Code as from time to time in effect in the specified jurisdiction or, if no jurisdiction is specified, the State of New York.

United States:  The United States of America.

Unmatured Termination Event:  An event that, with the giving of notice or lapse of time, or both, would become an Early Termination Event.

Unreimbursed Servicer Advances:  At any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Section 2.8 and that the Servicer has determined in its sole discretion will not be recoverable from Collections with respect to the related Transferred Loan.

Section 1.2                                   Other Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3                                   Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4                                   Interpretation.

In each Transaction Document, unless a contrary intention appears:

(i)                                     the singular number includes the plural number and vice versa;

(ii)                                  reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Document;

(iii)                               reference to any gender includes each other gender;

(iv)                              reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(v)                                 reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

ARTICLE II

ADVANCES

Section 2.1                                   Advances.

(a)                                  On the terms and conditions hereinafter set forth, the Borrower may, by delivery of a Funding Request to the Administrative Agent, from time to time on any Business Day during the Revolving Period, at its option, request that the Lenders make advances (each, an “Advance”) to it in an amount which, at any time, shall not exceed the Availability in effect on the related Funding Date.  Such Funding Request shall be delivered not later than 5:00 p.m. (New York City time) on the date which is four (4) Business Days prior to the requested Funding Date.  Following receipt by the Administrative Agent of a Funding Request, the Administrative Agent shall forward such Funding Request to each Managing Agent not later than 12:00 p.m. (New York City time) on the date which is three (3) Business Days prior to the requested Funding Date.  Upon receipt of such Funding Request, each Managing Agent shall request the CP Lender in its Lender Group to make the Advance, and such CP Lender may from time to time during the Revolving Period, in its sole discretion, agree or decline to make the Advance.  If any CP Lender declines to make all or any part of a proposed Advance, it shall so notify the Committed Lenders and the applicable portion of the Advance will be made by the Committed Lenders in such CP Lender’s Lender Group in accordance with their Pro-Rata Shares.  Notwithstanding anything contained in this Section 2.1 or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to make any Advance in an amount that would result in the aggregate Advances then funded by such Committed Lender exceeding its Commitment then in effect (minus the unrecovered principal amount of such Committed Lender’s advances made, downgrade draws funded or purchase prices paid pursuant to any applicable Liquidity Agreement to which it is a party).  The obligation of each Committed Lender to remit its Pro-Rata Share of any such Investment shall be several from that of each other Committed Lender, and the failure of any Committed Lender to so make such amount available to the Borrower shall not relieve any other Committed Lender of its obligation hereunder.  Each Advance to be made hereunder shall be made ratably among the Lender Groups in accordance with their Group Advance Limits.

(b)                                 The Borrower may, within 60 days, but no later than 45 days, prior to the then current Commitment Termination Date, by written notice to the Administrative Agent, make written requests for the Lenders to extend the Commitment Termination Date for an additional revolving period of 364 days.  The Administrative Agent will give prompt notice to each Managing Agent of its receipt of such request, and each Managing Agent shall give prompt notice to each of the Lenders in its related Lender Group of its receipt of such request for extension of the Commitment Termination Date.  Each Lender shall make a determination, in its sole discretion and after a full credit review, not less than fifteen (15) days prior to the then applicable Commitment Termination Date as to whether or not it will agree to extend the Commitment Termination Date; provided, however, that the failure of any Lender to make a timely response to the Borrower’s request for extension of the Commitment Termination Date shall be deemed to constitute a refusal by such Lender to extend the Commitment Termination Date.  In the event that at least one Committed Lender agrees to extend the Commitment Termination Date, the Borrower, the Servicer, the Administrative Agent and the extending Committed Lenders and, if such extension is approved by a CP Lender in its sole discretion, such CP Lender shall enter into such documents as such extending Committed Lenders and CP Lenders may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such CP Lenders, such Committed Lenders and the Administrative Agent (including reasonable attorneys’ fees) shall be paid by the Borrower.  In the event that any Committed Lender declines the request to extend the Commitment Termination Date (each such Committed Lender being referred to herein as a “Non-Renewing Committed Lender”), and the Commitment of such Non-Renewing Committed Lender is not assigned to another Person in accordance with the terms of Article XI prior to the then current Commitment Termination Date, (i) the Facility Amount shall be reduced by an amount equal to each such Non-Renewing Committed Lender’s Commitment on the then current Commitment Termination Date, and (ii) the Group Advance Limits of the applicable Lender Groups shall be reduced by an amount equal to the applicable Non-Renewing Committed Lender’s Commitment on the then current Commitment Termination Date.

Section 2.2                                   Procedures for Advances.

(a)                                  In the case of the making of any Advance, the repayment of any Advance, or any termination, increase or reduction of the Facility Amount and prepayments of Advances, the Borrower shall give the Administrative Agent a Borrower Notice.  Each Borrower Notice shall specify the amount (subject to Section 2.1 hereof) of Advances to be borrowed or repaid and the Funding Date or repayment date (which, in all cases, shall be a Business Day).

(b)                                 Subject to the conditions described in Section 2.1, the Borrower may request an Advance from the Lenders by delivering to the Administrative Agent at certain times the information and documents set forth in this Section 2.2.

(c)                                  No later than 10:00 a.m. (New York City time) five (5) Business Days prior to the proposed Funding Date, the Borrower shall notify (i) the Collateral Custodian by delivery to the Collateral Custodian of written notice of such proposed Funding Date, and (ii) the Administrative Agent by delivery to the Administrative Agent of a credit report and transaction summary for each Loan that is the subject of the proposed Advance setting forth the credit underwriting by the Originator of such Loan, including without limitation a description of the Obligor and the proposed loan transaction in the form of Exhibit M hereto.  By 5:00 p.m. (New York City time) on the next Business Day, the Administrative Agent shall use its best efforts to confirm to the Borrower the receipt of such items and whether it has reviewed such items and found them to be complete and in proper form.  If the Administrative Agent makes a determination that the items are incomplete or not in proper form, it will communicate such determination to the Borrower.  Failure by the Administrative Agent to respond to the Borrower by 5:00 on the day the related Funding Request is delivered by the Borrower shall constitute an implied determination that the items are incomplete or not in proper form.  The Borrower will take such steps requested by the Administrative Agent to correct the problem(s).  In the event of a delay in the actual Funding Date due to the need to correct any such problems, the Funding Date shall be no earlier than three (3) Business Days after the day on which the Administrative

Agent confirms to the Borrower that the problems have been corrected.  No more than one Funding Date per calendar week shall be permitted without the consent of the Administrative Agent and each CP Lender.  No Funding Date on which a CP Lender is requested to make an Advance shall occur during any Peak CP Funding Period without the consent of the CP Lender.

(d)                                 No later than 11:00 a.m. (New York City time) three (3) Business Days prior to the proposed Funding Date, the Administrative Agent, each Managing Agent, Concord and the Collateral Custodian, as applicable, shall receive or shall have previously received the following:

(i)                                     a Funding Request in the form of Exhibit A;

(ii)                                  a wire disbursement and authorization form shall be delivered to the Administrative Agent; and

(iii)                               a certification substantially in the form of Exhibit H concerning the Collateral Custodian’s receipt of certain documentation relating to the Eligible Loan(s) related to such Advance shall be delivered to the Administrative Agent.

(e)                                  Each Funding Request shall specify the aggregate amount of the requested Advance, which shall be in an amount equal to at least $3,000,000.  Each Funding Request shall be accompanied by (i) a Borrower Notice, depicting the outstanding amount of Advances under this Agreement and representing that all conditions precedent for a funding have been met, including a representation by the Borrower that the requested Advance shall not, on the Funding Date thereof, exceed the Availability on such day, (ii) a calculation of the Borrowing Base as of the date the Advance is requested, (iii) an updated Loan List including each Loan that is subject to the requested Advance, (iv) the proposed Funding Date, and (v) wire transfer instructions for the Advance.  A Funding Request shall be irrevocable when delivered.

(f)                                    On the Funding Date following the satisfaction of the applicable conditions set forth in this Section 2.2 and Article III, each CP Lender may, or the related Committed Lenders, as applicable, shall, make available to the Administrative Agent at its address listed beneath its signature on its signature page to this Agreement (or on the signature page to the Joinder Agreement pursuant to which it became a party hereto), for deposit to the account of the Borrower or its designee in same day funds, at the account specified in the Funding Request, an amount equal to such Lender’s ratable share of the Advance then being made.  Each wire transfer of an Advance to the Borrower shall be initiated by the applicable Lender no later than 3:00 p.m. (New York city time) on the applicable Funding Date.

Section 2.3                                   Optional Changes in Facility Amount; Prepayments.

(a)                                  The Borrower shall be entitled at its option, at any time prior to the occurrence of an Early Termination Event, to reduce the Facility Amount in whole or in part; provided that the Borrower shall give prior written notice of such reduction to the Administrative Agent, each Managing Agent and Concord as provided in paragraph (b) of this Section 2.3 and that any partial reduction of the Facility Amount shall be in an amount equal to $3,000,000 with integral multiples of $500,000 above such amount.  Unless otherwise agreed by the Committed Lenders, the Commitment of each Committed Lender shall be reduced ratably in proportion to such reduction in the Facility Amount.  Any request for a reduction or termination pursuant to this Section 2.3 shall be irrevocable.

(b)                                 From time to time during the Revolving Period the Borrower may prepay any portion or all of the Advances Outstanding, other than with respect to Mandatory Prepayments, by delivering to the Administrative Agent, each Managing Agent and Concord a Borrower Notice at least (i) in the case of any partial prepayment (other than a partial prepayment during the month of  December), at least five (5) Business Days prior to the date of such prepayment, (ii) in the case of any partial prepayment during the month of December, at least five (5) Business Days prior to the Payment Date occurring in November, and (iii) in the case of any prepayment in full, at least thirty (30) Business Days prior to the date of such prepayment (or, in each case, such later time as the applicable Lender, in its sole discretion, may agree), specifying the date and amount of the prepayment and certifying that, following such prepayment, the Borrower will be in compliance with the terms of this Agreement; provided, that no such reduction shall be given effect unless the Borrower has complied with the terms of any Hedging Agreement requiring that one or more Hedge Transactions be terminated in whole or in part as the result of any such prepayment of the Advances Outstanding, and the Borrower has paid all Hedge Breakage Costs owing to the relevant Hedge Counterparty for any such termination.  If any Borrower Notice relating to any prepayment is given, the amount specified in such Borrower Notice shall be due and payable on the date specified therein, together with accrued Interest to the payment date on the amount prepaid and any Breakage Costs (including Hedge Breakage Costs) related thereto.  Any partial prepayment by the Borrower of Advances hereunder, other than with respect to Mandatory Prepayments, shall be in a minimum amount of $1,000,000 with integral multiples of $100,000  above such amount.  Any amount so prepaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period.  A Borrower Notice relating to any such prepayment shall be irrevocable when delivered.

Section 2.4                                   Principal Repayments.

(a)                                  The Advances Outstanding shall be due and payable in accordance with Section 2.8 on the Termination Date.  In addition, Advances Outstanding shall be repaid as and when necessary to cause the Borrowing Base Test to be met, in accordance with Section 2.8 (each such payment, a “Mandatory Prepayment”), and any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder during the Revolving Period.

(b)                                 All repayments of any Advance or any portion thereof shall be made together with payment of (i) all Interest accrued and unpaid on the amount repaid to (but excluding) the date of such repayment, (ii) any and all Breakage Costs, and (iii) all Hedge Breakage Costs and any other amounts payable by the Borrower under or with respect to any Hedging Agreement.

Section 2.5                                   The Notes.

(a)                                  The Advances made by the Lenders hereunder shall be evidenced by a duly executed promissory note of the Borrower payable to each Managing Agent, on behalf of the applicable Lenders in the related Lender Group, in substantially the form of Exhibit B hereto (collectively, the “Notes”).  The Notes shall be dated the Closing Date and shall be in a maximum principal amount equal to the applicable Lender Group’s Group Advance Limit, and shall otherwise be duly completed.

(b)                                 Each Managing Agent is hereby authorized to enter on a schedule attached to its Notes the following notations (which may be computer generated) with respect to each Advance made by each Lender in the applicable Lender Group:  (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.  The failure of a Managing Agent to make any such notation on the schedule attached to the applicable Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances in accordance with their respective terms as set forth herein.

Section 2.6                                   Interest Payments.

(a)                                  Interest shall accrue on each Advance during each Settlement Period at the applicable Interest Rate.  The Borrower shall pay Interest on the unpaid principal amount of each Advance for the period commencing on and including the Funding Date of such Advance until but excluding the date that such Advance shall be paid in full.  Interest shall accrue during each Settlement Period and be payable on the Advances Outstanding on each Payment Date, unless earlier paid pursuant to (i) a prepayment in accordance with Section 2.3(b) or (ii) a repayment in accordance with Section 2.4(b).

(b)                                 Each Managing Agent shall determine (in accordance with information provided by the relevant CP Lender and/or Committed Lenders in the related Lender Group, as applicable) its estimate of the Interest (including unpaid Interest, if any due and payable on a prior Payment Date) to be paid to the Lenders in the applicable Lender Group on each Payment Date for the related Settlement Period and shall advise the Administrative Agent and the Servicer, on behalf of the Borrower, thereof three (3) Business Days prior to each Payment Date.  In the event that any Managing Agent’s, CP Lender’s or Committed Lender’s, as applicable, estimate of the Interest payable for a related Settlement Period is different from the actual amount of Interest for such Settlement Period, the Managing Agent shall increase or decrease its estimate of Interest for the next succeeding Settlement Period by the amount of such difference, plus Interest thereon, if applicable.  Failure to set aside any amount so accrued shall not relieve the Borrower or the Servicer on behalf of the Borrower of its obligation to remit or cause the Servicer to remit Collections to the Administrative Agent with respect to such accrued amount as and to the extent provided in Section 2.8.

(c)                                  If any Managing Agent, on behalf of the applicable Lenders, shall notify the Administrative Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of “Eurodollar Disruption Event” has occurred, the Administrative Agent shall in turn so notify the Borrower, whereupon all Advances in respect of which Interest accrues at the LIBO Rate shall immediately be converted into Advances in respect of which Interest accrues at the Base Rate.

(d)                                 Anything in this Agreement or the other Transaction Documents to the contrary notwithstanding, if at any time the rate of interest payable by any Person under this Agreement and the Transaction Documents exceeds the highest rate of interest permissible under Applicable

Law (the “Maximum Lawful Rate”), then, so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Agreement and the Transaction Documents shall be equal to the Maximum Lawful Rate.  If at any time thereafter the rate of interest payable under this Agreement and the Transaction Documents is less than the Maximum Lawful Rate, such Person shall continue to pay interest under this Agreement and the Transaction Documents at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had Applicable Law not limited the interest rate payable under this Agreement and the Transaction Documents.  In no event shall the total interest received by a Lender under this Agreement and the Transaction Documents exceed the amount that such Lender could lawfully have received, had the interest due under this Agreement and the Transaction Documents been calculated since the Closing Date at the Maximum Lawful Rate.

Section 2.7                                   Fees.

(a)                                  The Borrower shall pay to the Administrative Agent from the Collection Account on each Payment Date, monthly in arrears in accordance with Section 2.8, the Program Fee and Liquidity Commitment Fee.

(b)                                 The Borrower shall pay to the Servicer from the Collection Account on each Payment Date, monthly in arrears in accordance with Section 2.8, the Servicing Fee.

(c)                                  The Backup Servicer shall be entitled to receive from the Collection Account on each Payment Date, monthly in arrears in accordance with Section 2.8, the Backup Servicing Fee.

(d)                                 The Collateral Custodian shall be entitled to receive from the Collection Account on each Payment Date, monthly in arrears in accordance with Section 2.8, the Collateral Custodian Fee.

(e)                                  The Borrower shall pay to the Administrative Agent, on the Closing Date, the structuring fee agreed to between the Borrower and the Administrative Agent (net of any amounts previously paid) in immediately available funds.

Section 2.8                                   Settlement Procedures.

On each Payment Date, the Servicer on behalf of the Borrower shall pay for receipt by the applicable Lender no later than 11:00 a.m. (New York City time) to the following Persons, from (i) the Collection Account, to the extent of available funds, (ii) Servicer Advances, and (iii) amounts received in respect of any Hedge Agreement during such Settlement Period (the sum of such amounts described in clauses (i), (ii) and (iii) being the “Available Collections”) the following amounts in the following order of priority

(i)                                     FIRST, to each Hedge Counterparty, any amounts owing that Hedge Counterparty under its respective Hedging Agreement in respect of any Hedge Transaction(s), for the payment thereof;

(ii)                                  SECOND, to the Servicer, in an amount equal to any Unreimbursed Servicer Advances, for the payment thereof;

(iii)                               THIRD, to the extent not paid by the Servicer, to the Backup Servicer and any Successor Servicer, as applicable, in amount equal to any accrued and unpaid Backup Servicing Fee and, if any, accrued and unpaid Transition Costs, Backup Servicer Expenses and Market Servicing Fee Differential, each for the payment thereof;

(iv)                              FOURTH, to the extent not paid by the Servicer, to the Collateral Custodian in an amount equal to any accrued and unpaid Collateral Custodian Fee and Collateral Custodian Expenses, if any, for the payment thereof;

(v)                                 FIFTH, to the Servicer, in an amount equal to its accrued and unpaid Servicing Fees to the end of the preceding Settlement Period, for the payment thereof;

(vi)                              SIXTH, to the Administrative Agent for payment to each Managing Agent, on behalf of the related Lenders, in an amount equal to any accrued and unpaid Interest, Program Fee and Liquidity Commitment Fee for such Payment Date;

(vii)                           SEVENTH, to the Administrative Agent for payment to each Managing Agent, on behalf of the related Lenders, an amount equal to the excess, if any, of Advances Outstanding over the lesser of (i) the Borrowing Base or (ii) the Facility Amount, together with the amount of Breakage Costs incurred by the applicable Lenders in connection with any such payment (as such Breakage Costs are notified to the Borrower by the applicable Lender(s));

(viii)                        EIGHTH, following the occurrence of the Termination Date resulting from an Early Termination Event, to the Administrative Agent for ratable payment to each Managing Agent, on behalf of the related Lenders, in an amount to reduce Advances Outstanding to zero and to pay any other Obligations in full;

(ix)                                NINTH, to the Administrative Agent for payment to each Managing Agent, on behalf of the related Lenders, in the amount of unpaid Breakage Costs (other than Breakage Costs covered in clause (vii) above) with respect to any prepayments made on such Payment Date, Increased Costs and/or Taxes (if any);

(x)                                   TENTH, to the Administrative Agent, all other amounts then due under this Agreement to the Administrative Agent, the Lenders, the Affected Parties or Indemnified Parties, each for the payment thereof; and

(xi)                                ELEVENTH, all remaining amounts to the Borrower.

Section 2.9                                   Collections and Allocations.

(a)                                  The Borrower or the Servicer on behalf of the Borrower shall promptly (but in no event later than two (2) Business Days after the receipt thereof) identify any Collections received by it as being on account of Interest Collections or Principal Collections and deposit all such Interest Collections or Principal Collections received directly by it into the Collection Account.

The Servicer on behalf of the Borrower shall make such deposits or payments on the date indicated by wire transfer, in immediately available funds.

(b)                                 Until the occurrence of an Early Termination Event, to the extent there are uninvested amounts deposited in the Collection Account, all amounts shall be invested in Permitted Investments selected by the Servicer on behalf of the Borrower that mature no later than the Business Day immediately preceding the next Payment Date; from and after the occurrence of an Early Termination Event, to the extent there are uninvested amounts deposited in the Collection Account, all amounts may be invested in Permitted Investments selected by the Administrative Agent that mature no later than the next Business Day.  Any earnings (and losses) thereon shall be for the account of the Servicer on behalf of the Borrower.

Section 2.10                            Payments, Computations, Etc.

(a)                                  Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer on behalf of the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 10:00 a.m. (New York City time) on the day when due in lawful money of the United States in immediately available funds to the Agent’s Account.  The Borrower shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.0% per annum above the Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the Maximum Lawful Rate.  All computations of interest and all computations of the Interest Rate and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

(b)                                 Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.

(c)                                  All payments hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement (after withholding for or on account of any Taxes).

Section 2.11                            Breakage Costs.

The Borrower shall pay to the Administrative Agent for the account of the applicable Managing Agent, on behalf of the related Lenders, upon the request of any Managing Agent, any Lender or the Administrative Agent on each Payment Date on which a prepayment is made, such amount or amounts as shall, without duplication, compensate the Lenders for any loss, cost or expense (the “Breakage Costs”) incurred by the Lenders (as reasonably determined by the applicable Lender) as a result of any prepayment of an Advance (and interest thereon).  The determination by any Managing Agent, on behalf of the related Lenders, of the amount of any such loss or expense shall be set forth in a written notice to the Borrower delivered by the applicable Lender prior to the date of such prepayment in the case where notice of such prepayment is delivered to such Lender in accordance with Section 2.3(b) or within two (2)

Business Days following such prepayment in the case where no such notice is delivered (in which case, Breakage Costs shall include interest thereon from the date of such prepayment) and shall be conclusive absent manifest error.  No Breakage Costs shall be payable to any CP Lender to the extent that (a) notice of such prepayment shall have been delivered to such CP Lender in accordance with the provisions of Section 2.3(b) or 7.7(c), (b) such prepayment is made on a Payment Date, and (c) such prepayment does not exceed the lesser of (i) 20% of the Advances made by such CP Lender and (ii) $20,000,000.

Section 2.12                            Increased Costs; Capital Adequacy; Illegality.

(a)                                  If after the date hereof, any Managing Agent, Lender, Liquidity Bank or any Affiliate thereof (each of which, an “Affected Party”) shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy), any accounting principles or any change in any of the foregoing, or any change in the interpretation or administration thereof by any governmental authority, the Financial Accounting Standards Board (“FASB”), any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority or agency (a “Regulatory Change”):  (i) that subjects any Affected Party to any charge or withholding on or with respect to any Transaction Document or an Affected Party’s obligations under a Transaction Document, or on or with respect to the Advances, or changes the basis of taxation of payments to any Affected Party of any amounts payable under any Transaction Document (except for changes in the rate of tax on the overall net income of an Affected Party or taxes excluded by Section 2.13) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of an Affected Party, or credit extended by an Affected Party pursuant to a Transaction Document or (iii) that imposes any other condition the result of which is to increase the cost to an Affected Party of performing its obligations under a Transaction Document, or to reduce the rate of return on an Affected Party’s capital as a consequence of its obligations under a Transaction Document, or to reduce the amount of any sum received or receivable by an Affected Party under a Transaction Document or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Managing Agent, Borrower shall pay to the Administrative Agent, for payment to the applicable Managing Agent for the benefit of the relevant Affected Party, such amounts charged to such Affected Party or such amounts to otherwise compensate such Affected Party for such increased cost or such reduction.  For the avoidance of doubt, if the issuance of FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of Company or Borrower with the assets and liabilities of any Affected Party, such event shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section.

(b)                                 If as a result of any event or circumstance similar to those described in clause (a) of this Section 2.12, an Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any such amounts paid by it.

(c)                                  In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods.  Any Affected Party making a claim under this section shall submit to the Borrower a certificate as to such additional or increased cost or reduction, which certificate shall calculate in reasonable detail any such charges and shall be conclusive absent demonstrable error.

Section 2.13                            Taxes.

(a)                                  All payments made by the Borrower in respect of any Advance and all payments made by the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law.  In such event, the Borrower shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to each Lender or the Administrative Agent (as the case may be) will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld.  The foregoing obligation to pay Additional Amounts, however, will not apply with respect to, and the term “Additional Amount” shall be deemed not to include net income or franchise taxes imposed on a Lender, any Managing Agent or the Administrative Agent, respectively, with respect to payments required to be made by the Borrower or Servicer on behalf of the Borrower under this Agreement, by a taxing jurisdiction in which such Lender, such Managing Agent or the Administrative Agent is organized, conducts business or is paying taxes as of the Closing Date (as the case may be).  If a Lender, any Managing Agent or the Administrative Agent pays any Taxes in respect of which the Borrower is obligated to pay Additional Amounts under this Section 2.13(a), the Borrower shall promptly reimburse such Lender or Administrative Agent in full.

(b)                                 The Borrower will indemnify each Lender, each Managing Agent and the Administrative Agent for the full amount of Taxes in respect of which the Borrower is required to pay Additional Amounts (including, without limitation, any Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Lender, Managing Agent or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that such Lender, Managing Agent or the Administrative Agent, as appropriate, making a demand for indemnity payment, shall provide the Borrower, at its address set forth under its name on the signature pages hereof, with a certificate from the relevant taxing authority or from a Responsible Officer of such Lender, Managing Agent or the Administrative Agent stating or otherwise evidencing that such Lender, Managing Agent or the Administrative Agent has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes.  This indemnification shall be made within ten days from the date such Lender, Managing Agent or the Administrative Agent (as the case may be) makes written demand therefor.

(c)                                  Within 30 days after the date of any payment by the Borrower of any Taxes, the Borrower will furnish to the Administrative Agent, the Managing Agent or the Lender, as applicable, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.

(d)                                 If a Lender is not created or organized under the laws of the United States or a political subdivision thereof, such Lender shall, to the extent that it may then do so under Applicable Laws, deliver to the Borrower with a copy to the Administrative Agent (i) within 15 days after the date hereof, or, if later, the date on which such Lender becomes a Lender hereof two (or such other number as may from time to time be prescribed by Applicable Laws) duly completed copies of IRS Form W-8EC1 or Form W-8BEN for any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Laws), as appropriate, to permit the Borrower to make payments hereunder for the account of such Lender, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.13(d), two copies (or such other number as may from time to time be prescribed by Applicable Laws) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Laws to permit the Borrower to make payments hereunder for the account of such Lender, without deduction or withholding of United States federal income or similar Taxes.

(e)                                  For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or statement described in clause (d) of this section (other than if such failure is due to a change in law occurring after the date of this Agreement), such Lender, as the case may be, shall not be entitled to indemnification under clauses (a) or (b) of this section with respect to any Taxes.

(f)                                    Within 30 days of the written request of the Borrower therefor, the Administrative Agent, the Managing Agent or the Lender, as appropriate, shall execute and deliver to the Borrower such certificates, forms or other documents that can be furnished consistent with the facts and that are reasonably necessary to assist the Borrower in applying for refunds of Taxes remitted hereunder; provided, however, that the Administrative Agent, the Managing Agent and the Lender shall not be required to deliver such certificates forms or other documents if in their respective sole discretion it is determined that the delivery of such certificate, form or other document would have a material adverse effect on the Administrative Agent, the Managing Agent or the Lender and provided further, however, that the Borrower shall reimburse the Administrative Agent, the Managing Agent or the Lender for any reasonable expenses incurred in the delivery of such certificate, form or other document.

(g)                                 If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of Advances hereunder, the Lenders are required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this section then within ten days after demand by the Lenders, the Borrower shall pay to the Lenders such additional amount or amounts as may be necessary to reimburse the Lenders for any amounts paid by them.

ARTICLE III

CLOSING; CONDITIONS OF CLOSING AND ADVANCES

Section 3.1                                   Conditions to Closing and Initial Advances.

No Lender shall be obligated to make any Advance hereunder on the occasion of the initial Advance, nor shall any Lender, the Administrative Agent or the Managing Agents be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Managing Agents:

(a)                                  This Agreement and all other Transaction Documents and each Liquidity Agreement or counterparts hereof or thereof shall have been duly executed by, and delivered to, the parties hereto and thereto and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as any Managing Agent shall reasonably request in connection with the transactions contemplated by this Agreement, including all those listed in the Schedule of Documents, attached hereto as Schedule I, as due on the Closing Date, each in form and substance satisfactory to the Administrative Agent.

(b)                                 The Borrower shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letters to be paid as of such date, and shall have reimbursed each Lender and the Administrative Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents and each Liquidity Agreement, including the legal and other document preparation costs incurred by any Lender and/or the Administrative Agent.

(c)                                  Each CP Lender whose commercial paper is being rated by one or more Rating Agency shall have received, to the extent required under the terms of such CP Lender’s program documents, the written confirmation of each such Rating Agency that the execution and delivery of this Agreement will not result in a withdrawal or downgrading of the then-current rating of such commercial paper by such Rating Agency.

(d)                                 The Required Equity Contribution shall have been made.

The Administrative Agent shall promptly notify each Lender of the satisfaction or waiver of the conditions set forth above.

Section 3.2                                   Conditions Precedent to All Advances.

Each Advance (including the Initial Advance) shall be subject to the further conditions precedent that:

(a)                                  On the related Funding Date, the Borrower or the Servicer, as the case may be, shall have certified in the related Borrower Notice that:

(i)                                     The representations and warranties set forth in Sections 4.1 and 7.7 are true and correct on and as of such date, before and after giving effect to such borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(ii)                                  No event has occurred, or would result from such Advance or from the application of the proceeds therefrom, that constitutes an Early Termination Event.

(b)                                 The Termination Date shall not have occurred;

(c)                                  Before and after giving effect to such borrowing and to the application of proceeds therefrom the Borrowing Base Test shall be satisfied, as calculated on such date;

(d)                                 No claim has been asserted or proceeding commenced challenging enforceability or validity of any of the Loan Documents, excluding any instruments, certificates or other documents relating to Loans that were the subject of prior Advances;

(e)                                  There shall have been no Material Adverse Change with respect to the Borrower or the Servicer since the preceding Advance; and

(f)                                    The Servicer and Borrower shall have taken such other action, including delivery of approvals, consents, opinions, documents, and instruments to the Managing Agents as each may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1                                   Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows:

(a)                                  Organization and Good Standing.  The Borrower is a Delaware limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has full power, authority and legal right to own or lease its properties and conduct its business as such business is presently conducted.

(b)                                 Due Qualification.  The Borrower is qualified to do business as a limited liability company, is in good standing, and has obtained all licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property and or the conduct of its business (other than the performance of its obligations hereunder) requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not have an adverse effect on the interests of the Lenders.  The Borrower is qualified to do business as a limited liability company, is in good standing, and has obtained all licenses and approvals as required under the laws of all states in which the performance of its obligations pursuant to this Agreement requires such qualification, standing, license or approval and where the failure to qualify or obtain such license or approval would have material adverse effect on its ability to perform hereunder.

(c)                                  Due Authorization.  The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party and the consummation of the transactions provided for herein and therein have been duly authorized by the Borrower by all necessary action on the part of the Borrower.

(d)                                 No Conflict.  The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party, the performance by the Borrower of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or result in any breach of any of the terms and provisions of, and will not constitute (with or without notice or lapse of time or both) a default under, the Borrower’s limited liability company agreement or any material Contractual Obligation of the Borrower.

(e)                                  No Violation.  The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any material respect, any Applicable Law.

(f)                                    No Proceedings.  There are no proceedings or investigations pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)                                 All Consents Required.  All material approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Borrower of this Agreement and any Transaction Document to which the Borrower is a party, have been obtained.

(h)                                 Reports Accurate.  All Monthly Reports (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Borrower to the Administrative Agent or a Lender in connection with this Agreement are true, complete and accurate in all material respects.

(i)                                     Solvency.  The transactions contemplated under this Agreement and each Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent.

(j)                                     Selection Procedures.  No procedures believed by the Borrower to be materially adverse to the interests of the Secured Parties were utilized by the Borrower in identifying and/or selecting the Loans that are part of the Collateral.

(k)                                  Taxes.  The Borrower has filed or caused to be filed all Tax returns required to be filed by it.  The Borrower has paid all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no Tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(l)                                     Agreements Enforceable.  This Agreement and each Transaction Document to which the Borrower is a party constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(m)                               No Liens.  The Collateral is owned by the Borrower free and clear of any Liens except for Permitted Liens as provided herein, and the Administrative Agent, as agent for the Secured Parties, has a valid and perfected first priority security interest in the Collateral then existing or thereafter arising, free and clear of any Liens except for Permitted Liens.  No effective financing statement or other instrument similar in effect covering any Collateral is on file in any recording office except such as may be filed in favor of the Administrative Agent relating to this Agreement or reflecting the transfer of the Collateral from the Originator to the Borrower.

(n)                                 Security Interest.  The Borrower has granted a security interest (as defined in the UCC) to the Administrative Agent, as agent for the Secured Parties, in the Collateral, which is enforceable in accordance with Applicable Law.  All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Administrative Agent as agent for the Secured Parties, in the Collateral have been made.

(o)                                 Location of Offices.  The Borrower’s jurisdiction of organization, principal place of business and chief executive office and the office where the Borrower keeps all the Records is located at the address of the Borrower referred to in Section 12.2 hereof (or at such other locations as to which the notice and other requirements specified in Section 5.1(m) shall have been satisfied).

(p)                                 Tradenames.  The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

(q)                                 Purchase Agreement.  The Purchase Agreement is the only agreement pursuant to which the Borrower acquires Collateral (other than the Hedge Collateral).

(r)                                    Value Given.  The Borrower gave reasonably equivalent value to the Originator in consideration for the transfer to the Borrower of the Transferred Loans under the Purchase Agreement, no such transfer was made for or on account of an antecedent debt owed by the Originator to the Borrower, and no such transfer is voidable or subject to avoidance under any Insolvency Law.

(s)                                  Accounting.  The Borrower accounts for the transfers to it from the Originator of interests in the Loans under the Purchase Agreement as sales of such Loans in its books, records and financial statements, in each case consistent with GAAP.

(t)                                    Separate Entity.  The Borrower is operated as an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof (other than the Borrower), and the Borrower hereby acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from the Originator and from each such other Affiliate of the Originator.

(u)                                 Investments.  Except for Supplemental Interests or Supplemental Interests that convert into an equity interest in any Person, the Borrower does not own or hold directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

(v)                                 Business.  Since its formation, the Borrower has conducted no business other than the purchase and receipt of Loans and Related Property from the Originator under the Purchase Agreement, the borrowing of funds under this Agreement and such other activities as are incidental to the foregoing.

(w)                               ERISA.  The Borrower is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the Pension Benefit Guaranty Corporation under ERISA.

(x)                                   Investment Company Act.

(i)                                     The Borrower represents and warrants that the Borrower is exempt and will remain exempt from registration as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(ii)                                  The business and other activities of the Borrower, including but not limited to, the making of the Advances by the Lenders, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Transaction Documents to which the Borrower is a party do not now and will not at any time result in any violations, with respect to the Borrower, of the provisions of the 1940 Act or any rules, regulations or orders issued by the SEC thereunder.

(y)                                 Government Regulations.  The Borrower is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security,” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”).  The Borrower owns no Margin Stock, and no portion of the proceeds of any Advance hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.  The Borrower will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

(z)                                   Eligibility of Loans.  As of the Closing Date, (i) the Loan List and the information contained in the Borrower Notice delivered pursuant to Sections 2.1 and 2.2 is an accurate and complete listing in all material respects of all the Loans that are part of the Collateral as of the

Closing Date, and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true and correct in all material respects as of such date and (ii) each such Loan is an Eligible Loan.  On each Funding Date, the Borrower shall be deemed to represent and warrant that any additional Loan referenced on the related Borrower Notice delivered pursuant to Sections 2.1 and 2.2 is an Eligible Loan.

ARTICLE V

GENERAL COVENANTS OF THE BORROWER

Section 5.1                                   Covenants of the Borrower.

The Borrower hereby covenants that:

(a)                                  Compliance with Laws.  The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Loans in the Collateral and any Related Property.

(b)                                 Preservation of Corporate Existence.  The Borrower will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)                                  Security Interests.  Except as contemplated in this Agreement, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Loan or Related Property that is part of the Collateral, whether now existing or hereafter transferred hereunder, or any interest therein.  The Borrower will promptly notify the Administrative Agent of the existence of any Lien on any Loan or Related Property that is part of the Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent as agent for the Secured Parties in, to and under any Loan and the Related Property that is part of the Collateral, against all claims of third parties; provided, however, that nothing in this Section 5.1(c) shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any Loan or any Related Property that is part of the Collateral.

(d)                                 Delivery of Collections.  The Borrower agrees to cause the delivery to the Servicer promptly (but in no event later than two (2) Business Days after receipt) all Collections (including any Deemed Collections) received by Borrower in respect of the Loans that are part of the Collateral.

(e)                                  Activities of Borrower.  The Borrower shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, Loan or other undertaking, which is not incidental to the transactions contemplated and authorized by this Agreement or the Purchase Agreement.

(f)                                    Indebtedness.  The Borrower shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (i) obligations incurred under this Agreement, under any Hedging Agreement required by Section 5.2(a), or the Purchase Agreement, or (ii) liabilities incident to the maintenance of its existence in good standing.

(g)                                 Guarantees.  The Borrower shall not become or remain liable, directly or indirectly, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

(h)                                 Investments.  The Borrower shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except for purchases of Loans and Supplemental Interests pursuant to the Purchase Agreement, or for investments in Permitted Investments in accordance with the terms of this Agreement.

(i)                                     Merger; Sales.  The Borrower shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire or be acquired by any Person, or convey, sell, loan or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.

(j)                                     Distributions.  The Borrower may not declare or pay or make, directly or indirectly, any distribution (whether in cash or other property) with respect to any Person’s equity interest in the Borrower (collectively, a “Distribution”); provided, however, if no Early Termination Event has occurred or will occur as a result thereof, the Borrower may make Distributions.

(k)                                  Agreements.  The Borrower shall not amend or modify (i) the provisions of its limited liability company agreement or (ii) the Purchase Agreement without the consent of the Administrative Agent and prior written notice to each Managing Agent and Concord, or issue any power of attorney except to the Administrative Agent or the Servicer.

(l)                                     Separate Existence.  The Borrower shall:

(i)                                     Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions.  The funds of the Borrower will not be diverted to any other Person or for other than corporate uses of the Borrower.

(ii)                                  Ensure that, to the extent that it shares the same persons as officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers or employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iii)                               Ensure that, to the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs.  To the extent that the Borrower contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.  All material transactions between Borrower and any of its Affiliates shall be only on an arm’s length basis.

(iv)                              Maintain a principal executive and administrative office through which its business is conducted separate from those of its Affiliates.  To the extent that Borrower and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(v)                                 Conduct its affairs strictly in accordance with its limited liability company agreement and observe all necessary, appropriate and customary legal formalities, including, but not limited to, holding all regular and special director’s meetings appropriate to authorize all action, keeping separate and accurate records of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and transaction accounts.

(vi)                              Take or refrain from taking, as applicable, each of the activities specified or assumed in the “non-consolidation” opinion of Williams Mullen delivered on the Closing Date, upon which the conclusions expressed therein are based.

(vii)                           Maintain the effectiveness of, and continue to perform under the Purchase Agreement and the Performance Guaranty, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Purchase Agreement or the Performance Guaranty, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Purchase Agreement or the Performance Guaranty or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Administrative Agent and each Managing Agent and notice to Concord.

(m)                               Change of Name or Jurisdiction of Borrower; Records.    The Borrower (x) shall not change its name or jurisdiction of organization, without 30 days’ prior written notice to the Administrative Agent and (y) shall not move, or consent to the Servicer or Collateral Custodian moving, the Loan Documents without 30 days’ prior written notice to the Administrative Agent and (z) will promptly take all actions required of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent as agent for the Secured Parties (except for Permitted Liens) in all Collateral, and such other actions as the Administrative Agent may reasonably request, including but not limited to delivery of an Opinion of Counsel.

(n)                                 ERISA Matters.  The Borrower will not (a) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer

Plan; (c) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (d) terminate any Benefit Plan so as to result in any liability; or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA.

(o)                                 Originator Collateral.  With respect to each item of Collateral acquired by the Borrower, the Borrower will (i) acquire such Collateral pursuant to and in accordance with the terms of the Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral, including, without limitation, (A) filing and maintaining, effective financing statements (Form UCC-1) naming the Originator as seller/debtor and the Borrower as purchaser/creditor in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, including, without limitation, Assignments of Mortgage, and (iii) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(p)                                 Transactions with Affiliates.  The Borrower will not enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions permitted or contemplated by this Agreement, the Purchase Agreement and any Hedging Agreements and (ii) other transactions (including, without limitation, transactions related to the use of office space or computer equipment or software by the Borrower to or from an Affiliate) (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of the Borrower’s business, (C) upon fair and reasonable terms that are no less favorable to the Borrower than could be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower, and (D) not inconsistent with the factual assumptions set forth in the “non-consolidation” legal opinion letter issued by Williams Mullen and delivered to the Administrative Agent as a condition to the initial Advance, as such assumptions may be modified in any subsequent opinion letters delivered to the Administrative Agent pursuant to Section 3.2 or otherwise.  It is understood that any compensation arrangement for any officer or employee shall be permitted under clause (ii)(A) through (C) above if such arrangement has been expressly approved by the managers of the Borrower in accordance with the Borrower’s limited liability company agreement.

(q)                                 Change in the Transaction Documents.  The Borrower will not amend, modify, waive or terminate any terms or conditions of any of the Transaction Documents to which it is a party, without the prior written consent of Administrative Agent.

(r)                                    Credit and Collection Policy.  The Borrower will (a) comply in all material respects with the Credit and Collection Policy in regard to each Loan and the Related Property included in the Collateral, and (b) furnish to the Administrative Agent and each Managing Agent, at least 20 days prior to its proposed effective date, prompt notice of any material changes in the Credit and Collection Policy.  The Borrower will not agree or otherwise permit to occur any material change in the Credit and Collection Policy, which change would impair the collectibility of any Loan or otherwise adversely affect the interests or remedies of the Administrative Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Administrative Agent (in its sole discretion).

(s)                                  Extension or Amendment of Loans.   The Borrower will not, except as otherwise permitted in Section 7.4(a) extend, amend or otherwise modify, or permit the Servicer on its behalf to extend, amend or otherwise modify, the terms of any Loan.

(t)                                    Reporting.     The Borrower will furnish to the Administrative Agent, each Managing Agent and Concord:

(i)                                     as soon as possible and in any event within two (2) Business Days after the occurrence of each Early Termination Event and each Unmatured Termination Event, a written statement, signed by a Responsible Officer, setting forth the details of such event and the action that the Borrower proposes to take with respect thereto;

(ii)                                  promptly upon request, such other information, documents, records or reports respecting the Transferred Loans or the condition or operations, financial or otherwise, of the Borrower or Originator as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or the Secured Parties under or as contemplated by this Agreement; and

(iii)                               promptly, but in no event later than two (2) Business Days after its receipt thereof, copies of any and all notices, certificates, documents, or reports delivered to it by the Originator under the Purchase Agreement.

Section 5.2                                   Hedging Agreement.

(a)                                  The Borrower shall, on or before the initial Advance hereunder, enter into a Hedge Transaction with a Hedge Counterparty, which shall: (i) be in the form of an interest rate cap having a notional amount equal to (A) prior to the Termination Date, the Required Notional Amount and (B) thereafter, an amount reflecting amortization at a rate to be agreed upon between the Borrower and the Administrative Agent and (ii) shall provide for payments to the Borrower to the extent that the LIBO Rate shall exceed a rate agreed upon between the Administrative Agent and the Borrower.

(b)                                 As additional security hereunder, the Borrower hereby assigns to the Administrative Agent, as agent for the Secured Parties, all right, title and interest of the Borrower in each Hedging Agreement, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to the Borrower under or in connection with the respective Hedging Agreement and Hedge Transaction(s) with that Hedge Counterparty (“Hedge Collateral”), and grants a security interest to the Administrative Agent, as agent for the Secured Parties, in the Hedge Collateral.  The Borrower acknowledges that, as a result of that assignment, the Borrower may not, without the prior written consent of the Administrative Agent, exercise any rights under any Hedging Agreement or Hedge Transaction, except for the Borrower’s right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower’s obligations under Section 5.2(a) hereof.  Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Administrative Agent or any Secured Party for the performance by the Borrower of any such obligations.

ARTICLE VI

SECURITY INTEREST

Section 6.1                                   Security Interest.

As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, the Borrower hereby assigns, pledges and grants to the Administrative Agent, as agent for the Secured Parties, a lien on and security interest in all of the Borrower’s right, title and interest in, to and under (but none of its obligations under) the Collateral, whether now existing or owned or hereafter arising or acquired by the Borrower, and wherever located.  The assignment under this Section 6.1 does not constitute and is not intended to result in a creation or an assumption by the Administrative Agent, the Managing Agents or any of the Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto.  Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Transferred Loans to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent, as agent for the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) none of the Administrative Agent, the Managing Agents or any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent, the Managing Agents or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 6.2                                   Remedies.

The Administrative Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law.  Upon the occurrence and during the continuance of an Early Termination Event, the Administrative Agent or its designees may (i) deliver a notice of exclusive control to the Collateral Custodian; (ii) instruct the Collateral Custodian to deliver any or all of the Collateral to the Administrative Agent or its designees and otherwise give all instructions and entitlement orders to the Collateral Custodian regarding the Collateral; (iii) require that the Borrower or the Collateral Custodian immediately take action to liquidate the Collateral to pay amounts due and payable in respect of the Obligations; (iv) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (v) take control of the Proceeds of any such Collateral; (vi) exercise any consensual or voting rights in respect of the Collateral; (vii) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (viii) enforce the Borrower’s rights and remedies under the Custody Agreement with respect to the Collateral; (ix) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (x) remove from the Borrower’s, the Servicer’s, the Collateral Custodian’s and their respective agents’ place of business all books, records and documents relating to the Collateral; and/or (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.  For purposes of taking the actions described in subsections (i) through (xi) of this Section 6.2 the Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Obligations remain unpaid), with power of substitution, in the name of the Administrative Agent or in the name of the Borrower or otherwise, for the use and benefit of the Administrative Agent, but at the cost and expense of the Borrower and without notice to the Borrower; provided that the Administrative Agent hereby agrees to exercise such power only so long as an Early Termination Event shall be continuing.

Section 6.3                                   Release of Liens.

(a)                                  If (i) the Borrowing Base Test is met, and (ii) no Early Termination Event or Unmatured Termination Event has occurred and is continuing, at the same time as any Loan that is part of the Collateral expires by its terms and all amounts in respect thereof have been paid by the related Obligor and deposited in the Collection Account, the Administrative Agent as agent for the Secured Parties will, to the extent requested by the Borrower or the Servicer on behalf of the Borrower, release its interest in such Loan and any Supplemental Interests related thereto.  In connection with any such release on or after the occurrence of the above, the Administrative Agent, as agent for the Secured Parties, will execute and deliver to the Borrower or the Servicer on behalf of the Borrower any termination statements and any other releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Loan and Supplemental Interest; provided, that, the Administrative Agent as agent for the Secured Parties will make no representation or warranty, express or implied, with respect to any such Loan or Supplemental Interest in connection with such sale or transfer and assignment.

(b)                                 Upon receipt by the Administrative Agent of the proceeds of a repurchase of an Ineligible Loan (as such term is defined in the Purchase Agreement) by the Originator pursuant to the terms of Section 6.1 of the Purchase Agreement, the Administrative Agent, as agent for the Secured Parties, shall be deemed to have automatically released its interest in such Ineligible Loan and any Supplemental Interests related thereto without any further action on its part.  In connection with any such release on or after the occurrence of such repurchase, the Administrative Agent, as agent for the Secured Parties, will execute and deliver to the Borrower or the Servicer on behalf of the Borrower any releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Ineligible Loan and Supplemental Interest.

(c)                                  Upon receipt by the Administrative Agent of the proceeds of a purchase of a Transferred Loan by the Servicer pursuant to the terms of Section 7.7, the Administrative Agent, as agent for the Secured Parties, shall be deemed to have automatically released its interest in such Transferred Loan and any Supplemental Interests related thereto without any further action on its part.  In connection with any such release on or after the occurrence of such purchase, the Administrative Agent, as agent for the Secured Parties, will execute and deliver to the Borrower or the Servicer on behalf of the Borrower any releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Transferred Loan and Supplemental Interest.

Section 6.4                                   Assignment of the Purchase Agreement.

The Borrower hereby represents, warrants and confirms to the Administrative Agent that the Borrower has assigned to the Administrative Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right and title to and interest in the Purchase Agreement.  The Borrower confirms that following an Early Termination Event the Administrative Agent shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase Agreement for the benefit of the Secured Parties, but without any obligation on the part of the Administrative Agent, the Secured Parties or any of their respective Affiliates to perform any of the obligations of the Borrower under the Purchase Agreement.  The Borrower further confirms and agrees that such assignment to the Administrative Agent shall terminate upon the Collection Date; provided, however, that the rights of the Administrative Agent and the Secured Parties pursuant to such assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by the Originator pursuant to the Purchase Agreement, which rights and remedies survive the Termination of the Purchase Agreement, shall be continuing and shall survive any termination of such assignment.

ARTICLE VII

ADMINISTRATION AND SERVICING OF LOANS

Section 7.1                                   Appointment of the Servicer.

The Borrower hereby appoints the Servicer to service the Transferred Loans and enforce its respective rights and interests in and under each Transferred Loan in accordance with the terms and conditions of this Article VII and to serve in such capacity until the termination of its responsibilities pursuant to Section 7.18.  The Servicer hereby agrees to perform the duties and obligations with respect thereto set forth herein.  The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

Section 7.2                                   Duties and Responsibilities of the Servicer.

(a)                                  The Servicer shall conduct the servicing, administration and collection of the Transferred Loans and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect Transferred Loans from time to time on behalf of the Borrower and as the Borrower’s agent.

(b)                                 The duties of the Servicer, as the Borrower’s agent, shall include, without limitation:

(i)                                     preparing and submitting of claims to, and post-billing liaison with, Obligors on Transferred Loans;

(ii)                                  maintaining all necessary Servicing Records with respect to the Transferred Loans and providing such reports to the Borrower, the Managing Agents and the Administrative Agent in respect of the servicing of the Transferred Loans (including information relating to its performance under this Agreement) as may be required hereunder or as the Borrower, any Managing Agent or the Administrative Agent may reasonably request;

(iii)                               maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate Servicing Records evidencing the Transferred Loans in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Transferred Loans (including, without limitation, records adequate to permit the identification of each new Transferred Loan and all Collections of and adjustments to each existing Transferred Loan); provided, however, that any Successor Servicer shall only be required to recreate the Servicing Records of each prior Servicer to the extent such records have been delivered to it in a format reasonably acceptable to such Successor Servicer;

(iv)                              promptly delivering to the Borrower, any Managing Agent or the Administrative Agent, from time to time, such information and Servicing Records (including information relating to its performance under this Agreement) as the Borrower, such Managing Agent or the Administrative Agent from time to time reasonably request;

(v)                                 identifying each Transferred Loan clearly and unambiguously in its Servicing Records to reflect that such Transferred Loan is owned by the Borrower and pledged to the Administrative Agent;

(vi)                              complying in all material respects with the Credit and Collection Policy in regard to each Transferred Loan;

(vii)                           complying in all material respects with all Applicable Laws with respect to it, its business and properties and all Transferred Loans and Collections with respect thereto;

(viii)                        preserving and maintaining its existence, rights, licenses, franchises and privileges as a corporation in the jurisdiction of its organization, and qualifying and remaining qualified in good standing as a foreign corporation and qualifying to and remaining authorized and licensed to perform obligations as Servicer (including enforcement of collection of Transferred Loans on behalf of the Borrower, Lenders, each Hedge Counterparty and the Collateral Custodian) in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (A) the rights or interests of the Borrower, Lenders, each Hedge Counterparty and the Collateral Custodian in the Transferred Loans, (B) the collectibility of any Transferred Loan, or (C) the ability of the Servicer to perform its obligations hereunder; and

(ix)                                notifying the Borrower, each Managing Agent, Concord and the Administrative Agent of any material action, suit, proceeding, dispute, offset deduction, defense or counterclaim that is or is threatened to be (1) asserted by an Obligor with respect to any Transferred Loan; or (2) reasonably expected to have a Material Adverse Effect; and

(c)                                  The Borrower and Servicer hereby acknowledge that the Secured Parties, the Administrative Agent and the Collateral Custodian shall not have any obligation or liability with respect to any Transferred Loans, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

Section 7.3                                   Authorization of the Servicer.

(a)                                  Each of the Borrower, each Managing Agent, on behalf of itself and the related Lenders, the Administrative Agent and each Hedge Counterparty hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the pledge of the Transferred Loans to the Lender, each Hedge Counterparty, and the Collateral Custodian, in the determination of the Servicer, to collect all amounts due under any and all Transferred Loans, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Transferred Loans and, after the delinquency of any Transferred Loan and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Originator could have done if it had continued to own such Loan.  The Borrower shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Transferred Loans.  In no event shall the Servicer be entitled to make the Borrower, any Lender, any Managing Agent, any Hedge Counterparty, the Collateral Custodian or the Administrative Agent a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b)                                 After an Early Termination Event has occurred and is continuing, at the Administrative Agent’s direction, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Transferred Loans; provided, however, that the Administrative Agent may, at any time that an Early Termination Event has occurred and is continuing, notify any Obligor with respect to any Transferred Loans of the assignment of such Transferred Loans to the Administrative Agent and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any servicer, collection agent or lock-box or other account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Transferred Loans and adjust, settle or compromise the amount or payment thereof.  The Administrative Agent shall give written notice to any Successor Servicer of the Administrative Agent’s actions or directions pursuant to this Section 7.3(b), and no Successor Servicer shall take any actions pursuant to this Section 7.3(b) that are outside of its Credit and Collection Policy.

Section 7.4                                   Collection of Payments.

(a)                                  Collection Efforts, Modification of Loans.  The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Transferred Loans as and when the same become due, and will follow those collection procedures which it follows with respect to all comparable Loans that it services for itself or others.  The Servicer may not waive, modify or otherwise vary any provision of a Transferred Loan, except as may be in accordance with the provisions of the Credit and Collection Policy, including the waiver of any late payment charge or any other fees that may be collected in the ordinary course of servicing any Loan included in the Collateral.

(b)                                 Acceleration.  The Servicer shall accelerate the maturity of all or any Scheduled Payments under any Transferred Loan under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period) promptly after such Loan becomes a Defaulted Loan or such earlier or later time as is consistent with the Credit and Collection Policy.

(c)                                  Taxes and other Amounts.  To the extent provided for in any Transferred Loan, the Servicer will use its best efforts to collect all payments with respect to amounts due for taxes, assessments and insurance premiums relating to such Transferred Loans or the Related Property and remit such amounts to the appropriate Governmental Authority or insurer on or prior to the date such payments are due.

(d)                                 Payments to Lock-Box Account: On or before the Closing Date, the Servicer shall have instructed all Obligors to make all payments in respect of Loans included in the Collateral to a Lock-Box or directly to a Lock-Box Account or the Collection Account.

(e)                                  Establishment of the Collection Account.  The Borrower or the Servicer on its behalf shall cause to be established, on or before the Closing Date, and maintained in the name of the Borrower and assigned to the Administrative Agent as agent for the Secured Parties, with an office or branch of a depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank) a segregated corporate trust account (the “Collection Account”) for the purpose of receiving Collections from the Collateral; provided, however, that at all times such depository institution or trust company shall be a depository institution organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) that has either (1) a long-term unsecured debt rating of A- or better by S&P and A-3 or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of A-1 or better by S&P or P-1 or better by Moody’s, (B) the parent corporation of which has either (1) a long-term unsecured debt rating of A- or better by S&P and A-3 or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of A-1 or better by S&P and P-1 or better by Moody’s or (C) is otherwise acceptable to the Administrative Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (any such depository institution or trust company, a “Qualified Institution”).

(f)                                    Adjustments.  If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan in the Collateral and such Collection was received by the

Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake.  Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 7.5                                   Servicer Advances.

For each Settlement Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Loan included in the Collateral during such Settlement Period was not received prior to the end of such Settlement Period, the Servicer may, but shall not be obligated to, make an advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof) to the extent that the Servicer reasonably expects to be reimbursed for such advance; in addition, if on any day there are not sufficient funds on deposit in the Collection Account to pay accrued Interest on any Advance the Settlement Period of which ends on such day, the Servicer may make an advance in the amount necessary to pay such Interest (in either case, any such advance, a “Servicer Advance”).  Notwithstanding the preceding sentence, any Successor Servicer will not be obligated to make any Servicer Advances.  The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 11:00 a.m. (New York City time) on the related Payment Date, in immediately available funds.

Section 7.6                                   Realization Upon Defaulted Loans or Charged-Off Loans.

The Servicer will use reasonable efforts to repossess or otherwise comparably convert the ownership of any Related Property with respect to a Defaulted Loan or Charged-Off Loan and will act as sales and processing agent for Related Property that it repossesses.  The Servicer will follow the practices and procedures set forth in the Credit and Collection Policy in order to realize upon such Related Property.  Without limiting the foregoing, the Servicer may sell any such Related Property with respect any Defaulted Loan or Charged-Off Loan to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof; any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Administrative Agent identifying the Defaulted Loan or Charged-Off Loan and the Related Property, setting forth the sale price of the Related Property and certifying that such sale price is the fair market value of such Related Property.  In any case in which any such Related Property has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Related Property unless it reasonably determines that such repair and/or repossession will increase the Recoveries by an amount greater than the amount of such expenses.  The Servicer will remit to the Collection Account the Recoveries received in connection with the sale or disposition of Related Property with respect to a Defaulted Loan or Charged-Off Loan.

Section 7.7                                   Optional Repurchase of Transferred Loans.

(a)                                  The Servicer may, at any time, notify the Borrower and the Administrative Agent that it is requesting to purchase any Transferred Loan with respect to which the Borrower or any

Affiliate of the Borrower has received notice of the related Obligor’s intention to prepay such Transferred Loan in full within a period of not more than 60 days from the date of such notification.

(b)                                 The Servicer may, at its sole option, with respect to any Transferred Loan that it determines, in the exercise of its reasonable discretion, will likely become a Defaulted Loan or a Charged-Off Loan, or that has become a Defaulted Loan or a Charged-Off Loan, notify the Borrower and the Administrative Agent that it is requesting to purchase each such Transferred Loan; provided, however, that the Servicer shall not purchase more than six Transferred Loans pursuant to this paragraph (b) during the term of this Agreement.

(c)                                  The Servicer may request purchase of a Transferred Loan pursuant to paragraph (a) or (b) above by providing five Business Days’ prior written notice to Borrower and the Administrative Agent.  The Borrower may agree to such purchase with the consent of the Administrative Agent (which consent shall not be unreasonably withheld).  With respect to any such purchase of a Transferred Loan, the Servicer shall, on the date of purchase, remit to the Borrower in immediately available funds an amount equal to the Repurchase Price therefor.  Upon each purchase of a Transferred Loan by the Servicer pursuant to this Section 7.7, the Borrower shall automatically and without further action be deemed to transfer, assign and set-over to the Servicer all the right, title and interest of the Borrower in, to and under such Transferred Loan and all monies due or to become due with respect thereto, all proceeds thereof and all rights to security for any such Transferred Loan, and all proceeds and products of the foregoing, free and clear of any Lien created pursuant to this Agreement, all of the Borrower’s right, title and interest in such Transferred Loan, including any related Supplemental Interests.  Each Lender shall receive five Business Days’ notice of any repurchase that results in a prepayment of all or a portion of any Advance.

(d)                                 The Borrower shall, at the sole expense of the Servicer, execute such documents and instruments of transfer as may be prepared by the Servicer and take such other actions as shall reasonably be requested by the Servicer to effect the transfer of a Transferred Loan pursuant to this Section 7.7.

Section 7.8                                   Representations and Warranties of the Servicer.

The initial Servicer, and any Successor Servicer (mutatis mutandis), hereby represents and warrants as follows:

(a)                                  Organization and Good Standing.  The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b)                                 Due Qualification.  The Servicer is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property and or the conduct of its business (other than the performance of its obligations hereunder) requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not have an adverse effect on the interests of the Borrower or of the Lenders.  The Servicer is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all states in which the performance of its obligations pursuant to this Agreement requires such qualification, standing, license or approval and where the failure to qualify or obtain such license or approval would have material adverse effect on its ability to perform hereunder.

(c)                                  Power and Authority.  The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms.  The Servicer has duly authorized the execution, delivery and performance of this Agreement by all requisite corporate action.

(d)                                 No Violation.  The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement by the Servicer (with or without notice or lapse of time) will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Servicer, or any Contractual Obligation to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such Contractual Obligation (other than this Agreement), or (iii) violate any Applicable Law.

(e)                                  No Consent.  No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over the Servicer or any of its properties is required to be obtained by or with respect to the Servicer in order for the Servicer to enter into this Agreement or perform its obligations hereunder.

(f)                                    Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).

(g)                                 No Proceeding.  There are no proceedings or investigations pending or threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might (in the reasonable judgment of the Servicer) have a Material Adverse Effect.

(h)                                 Reports Accurate.  All Servicer Certificates, Monthly Reports, information, exhibits, financial statements, documents, books, Servicer Records or other reports furnished or to be furnished by the Servicer to the Administrative Agent or a Lender in connection with this Agreement are and will be accurate, true and correct in all material respects.

Section 7.9                                   Covenants of the Servicer.

The Servicer hereby covenants that:

(a)                                  Compliance with Law.  The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Transferred Loans and Related Property and Loan Documents or any part thereof.

(b)                                 Preservation of Corporate Existence.  The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)                                  Obligations with Respect to Loans.  The Servicer will duly fulfill and comply with all material obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Loan and will do nothing to impair the rights of the Borrower or the Administrative Agent as agent for the Secured Parties or of the Secured Parties in, to and under the Collateral.

(d)                                 Preservation of Security Interest.  The Servicer on behalf of the Borrower will execute and file (or cause the execution and filing of) such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the interest of the Administrative Agent as agent for the Secured Parties in, to and under the Collateral.

(e)                                  No Bankruptcy Petition.  With respect to any CP Lender, prior to the date that is one year and one day after the payment in full of all amounts owing in respect of all outstanding commercial paper issued by such CP Lender and, with respect to the Borrower, prior to the date that is one year and one day after the Collection Date, the Servicer will not institute against the Borrower or such CP Lender, or join any other Person in instituting against the Borrower or such CP Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.  This Section 7.9(e) will survive the termination of this Agreement.

(f)                                    Change of Name or Jurisdiction; Records.  The Servicer (i) shall not change its name or jurisdiction of incorporation, without 30 days’ prior written notice to the Borrower and the Administrative Agent, and (ii) shall not move, or consent to the Collateral Custodian moving, the Loan Documents relating to the Transferred Loans without 30 days’ prior written notice to the Borrower and the Administrative Agent and, in either case, will promptly take all actions required of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent as agent for the Secured Parties on all collateral, and such other actions as the Administrative Agent may reasonably request, including but not limited to delivery of an Opinion of Counsel.

(g)                                 Credit and Collection Policy.  The Servicer will (i) comply in all material respects with the Credit and Collection Policy in regard to each Transferred Loan and (ii) furnish to each Managing Agent and the Administrative Agent, at least 20 days prior to its proposed effective date, prompt notice of any material change in the Credit and Collection Policy.  The Servicer will not agree or otherwise permit to occur any material change in the Credit and Collection Policy, which change would impair the collectibility of any Transferred Loan or otherwise adversely affect the interests or remedies of the Administrative Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Administrative Agent (in its sole discretion).

(h)                                 Early Termination Events.  The Servicer will furnish to each Managing Agent, Concord and the Administrative Agent, as soon as possible and in any event within three (3) Business Days after the occurrence of each Early Termination Event or Unmatured Termination Event, a written statement setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(i)                                     Extension or Amendment of Loans.  The Servicer will not, except as otherwise permitted in Section 7.4(a), extend, amend or otherwise modify the terms of any Transferred Loan.

(j)                                     Other.  The Servicer will furnish to the Borrower, any Managing Agent and the Administrative Agent such other information, documents records or reports respecting the Transferred Loans or the condition or operations, financial or otherwise of the Servicer as the Borrower, such Managing Agent or the Administrative Agent may from time to time reasonably request in order to protect the respective interests of the Borrower, such Managing Agent, the Administrative Agent or the Secured Parties under or as contemplated by this Agreement.

Section 7.10                            Payment of Certain Expenses by Servicer.

The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of legal counsel and independent accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower.  In consideration for the payment by the Borrower of the Servicing Fee, the Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Account and the Backup Servicer Fee pursuant to the Backup Servicing Agreement and the Collateral Custodian Fee pursuant to the Custody Agreement.  The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

Section 7.11                            Reports.

(a)                                  Monthly Report.  With respect to each Determination Date and the related Settlement Period, the Servicer will provide to the Borrower, the Backup Servicer, each Managing Agent, Concord and the Administrative Agent, on the related Reporting Date, a monthly statement (a “Monthly Report”) signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit E.  Except as otherwise set forth in the Backup Servicing Agreement, the Backup Servicer shall have no obligation to review any information in the Monthly Report.

(b)                                 Servicer Certificate.  Together with each Monthly Report, the Servicer shall submit to the Borrower, the Backup Servicer, each Managing Agent, Concord and the Administrative Agent a certificate (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit F.  Except as otherwise set forth in the Backup Servicing Agreement, the Backup Servicer shall have no obligation to review any information in the Servicer Certificate.

(c)                                  Financial Statements.  The Borrower will submit to the Backup Servicer, each Managing Agent, Concord and the Administrative Agent, promptly upon receipt thereof, the quarterly and annual financial statements received from the Originator pursuant to Section 5.1(a) of the Purchase Agreement.  Except as otherwise set forth in the Backup Servicing Agreement, the Backup Servicer shall have no duty to review any of the financial information set forth in such financial statements.

Section 7.12                            Annual Statement as to Compliance.

The Servicer will provide to the Borrower, each Managing Agent, the Administrative Agent, and the Backup Servicer, within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on September 30, 2003, an annual report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event has occurred and is continuing (or if a Servicer Termination Event has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Termination Event occurred during such year and no notice thereof has been given to the Administrative Agent, specifying such Servicer Termination Event and the steps taken to remedy such event).

Section 7.13                            Limitation on Liability of the Servicer and Others.

Except as provided herein, neither the Servicer (including any Successor Servicer) nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Borrower, the Administrative Agent, the Lenders or any other Person for any action taken or for refraining from the taking of any action expressly provided for in this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct hereunder.

The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Transferred Loans in accordance with this Agreement that in its reasonable opinion may involve it in any expense or liability.  The Servicer may, in its sole discretion, undertake any legal action relating to the servicing, collection or administration of Transferred Loans and the Related Property that it may reasonably deem necessary or appropriate for the benefit of the Borrower and the Secured Parties with respect to this Agreement and the rights and duties of the parties hereto and the respective interests of the Borrower and the Secured Parties hereunder.

Section 7.14                            The Servicer Not to Resign.

The Servicer shall not resign from the obligations and duties hereby imposed on it except upon its determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that it could take to make the performance of its duties hereunder permissible under Applicable Law.  Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Borrower and the Administrative Agent.  No such resignation shall become effective until a successor shall have assumed the responsibilities and obligations of the Servicer in according with the terms of this Agreement.

Section 7.15                            Access to Certain Documentation and Information Regarding the Loans.

The Borrower or the Servicer, as applicable, shall provide to the Administrative Agent and each Managing Agent access to the Loan Documents and all other documentation regarding the Loans included as part of the Collateral and the Related Property, such access being afforded without charge but only (i) upon reasonable prior notice, (ii) during normal business hours and (iii) subject to the Servicer’s normal security and confidentiality procedures.  From and after (x) the Closing Date and periodically thereafter at the discretion of the Administrative Agent (but in no event limited to fewer than twice per calendar year), the Administrative Agent, on behalf of and with the input of each Managing Agent, may review the Borrower’s and the Servicer’s collection and administration of the Loans in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement and may conduct an audit of the Transferred Loans, Loan Documents and Records in conjunction with such a review, which audit shall be reasonable in scope and shall be completed in a reasonable period of time and (y) the occurrence, and during the continuation of an Early Termination Event, the Administrative Agent and each Managing Agent may review the Borrower’s and the Servicer’s collection and administration of the Transferred Loans in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement, which review shall not be limited in scope or frequency, nor restricted in period.  The Administrative Agent may also conduct an audit (as such term is used in clause (x) of this Section 7.15) of the Transferred Loans, Loan Documents and Records in conjunction with such a review.  The Borrower shall bear the cost of such reviews and audits.

Section 7.16                            Merger or Consolidation of the Servicer.

The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person and unless:

(i)                                     the Person formed by such consolidation or into which the Servicer is merged or the Person that acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, organized and existing under the laws of the United States or any State or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Borrower and the Administrative Agent in form satisfactory to the Borrower and the Administrative Agent, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

(ii)                                  the Servicer shall have delivered to the Borrower and the Administrative Agent an Officer’s Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.16 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the successor entity and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States or any State or the District of Columbia.  The Borrower and the Administrative Agent shall receive prompt written notice of such merger or consolidation of the Servicer; and

(iii)                               after giving effect thereto, no Early Termination Event, Unmatured Termination Event or Servicer Termination Event shall have occurred.

Section 7.17                            Identification of Records.

The Servicer shall clearly and unambiguously identify each Loan that is part of the Collateral and the Related Property in its computer or other records to reflect that the interest in such Loans and Related Property have been transferred to and are owned by the Borrower and that the Administrative Agent has the interest therein granted by Borrower pursuant to this Agreement.

Section 7.18                            Servicer Termination Events.

(a)                                  If any one of the following events (a “Servicer Termination Event”) shall occur and be continuing on any day:

(i)                                     any failure by the Servicer to make any payment, transfer or deposit as required by this Agreement;

(ii)                                  any failure by the Servicer to give instructions or notice to the Borrower, any Managing Agent, Concord and/or the Administrative Agent as required by this Agreement or to deliver any Required Reports hereunder on or before the date occurring two Business Days after the date such instructions, notice or report is required to be made or given, as the case may be, under the terms of this Agreement;

(iii)                               any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Transaction Document to which it is a party as Servicer that continues unremedied for a period of five (5) days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent, any Managing Agent or the Borrower and (ii) the date on which the Servicer becomes or should have become aware thereof;

(iv)                              any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been false or incorrect in any material respect when made;

(v)                                 the Servicer shall fail to service the Transferred Loans in accordance with the Credit and Collection Policy;

(vi)                              an Insolvency Event shall occur with respect to the Servicer;

(vii)                           the Servicer agrees to materially alter the Credit and Collection Policy without the prior written consent of the Administrative Agent;

(viii)                        any financial or asset information reasonably requested by the Administrative Agent or any Managing Agent as provided herein is not provided as requested within five (5) Business Days (or such longer period as the Administrative Agent or such Managing Agent may consent to) of the receipt by the Servicer of such request;

(ix)                                the rendering against the Servicer of a final judgment, decree or order for the payment of money in excess of U.S. $5,000,000 (individually or in the aggregate) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

(x)                                   the failure of the Servicer to make any payment due with respect to aggregate recourse debt or other obligations with an aggregate principal amount exceeding U.S. $1,000,000 or the occurrence of any event or condition that would permit acceleration of such recourse debt or other obligations if such event or condition has not been waived;

(xi)                                any Guarantor Event of Default shall occur;

(xii)                             any Material Adverse Change occurs in the financial condition of the Servicer or the collectibility of the Transferred Loans; or

(xiii)                          any Change-in-Control of the Servicer is made without the prior written consent of the Borrower and the Administrative Agent;

then, notwithstanding anything herein to the contrary, so long as any such Servicer Termination Events shall not have been remedied at the expiration of any applicable cure period, the Administrative Agent may, or at the direction of the Required Lenders shall, by written notice to the Servicer and the Backup Servicer (a “Termination Notice”), subject to the provisions of Section 7.19, terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.  The Borrower shall pay all reasonable set-up and conversion costs associated with the transfer of servicing rights to the Successor Servicer.

Section 7.19                            Appointment of Successor Servicer.

(a)                                  On and after the receipt by the Servicer of a Termination Notice pursuant to Section 7.18, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Administrative Agent, to the Servicer and the Backup Servicer in writing.  The Administrative Agent may at the time described in the immediately preceding sentence in its sole discretion, appoint the Backup

Servicer as the Servicer hereunder, and the Backup Servicer shall within seven (7) days assume all obligations of the Servicer hereunder, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer; provided, however, that any Successor Servicer (including, without limitation, the Backup Servicer) shall not (i) be responsible or liable for any past actions or omissions of the outgoing Servicer or (ii) be obligated to make Servicer Advances.  The Administrative Agent may appoint (i) the Backup Servicer as successor servicer, or (ii) if the Administrative Agent does not so appoint the Backup Servicer, there is no Backup Servicer or the Backup Servicer is unwilling or unable to assume such obligations on such date, the Administrative Agent shall as promptly as possible appoint an alternate successor servicer to act as Servicer (in each such case, the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent.

(b)                                 Upon its appointment as Successor Servicer, the Backup Servicer (subject to Section 7.19(a)) or the alternate successor servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement, shall assume all Servicing Duties hereunder and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable.  Any Successor Servicer shall be entitled, with the prior consent of the Administrative Agent, to appoint agents to provide some or all of its duties hereunder, provided that no such appointment shall relieve such Successor Servicer of the duties and obligations of the Successor Servicer pursuant to the terms hereof and that any such subcontract may be terminated upon the occurrence of a Servicer Termination Event.

(c)                                  All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Servicer under this Agreement and shall pass to and be vested in the Successor Servicer, and, without limitation, the Successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights.  The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Collateral.

(d)                                 Upon the Backup Servicer receiving notice that it is required to serve as the Servicer hereunder pursuant to the foregoing provisions of this Section 7.19, the Backup Servicer will promptly begin the transition to its role as Servicer.

(e)                                  The Backup Servicer shall be entitled to receive its Transition Costs incurred in transitioning to Servicer.

Section 7.20                            Market Servicing Fee.

Notwithstanding anything to the contrary herein, in the event that a Successor Servicer is appointed Servicer, the Servicing Fee shall equal the market rate for comparable servicing duties to be fixed upon the date of such appointment by such Successor Servicer with the consent of the Administrative Agent (the “Market Servicing Fee”).

ARTICLE VIII

EARLY TERMINATION EVENTS

Section 8.1                                   Early Termination Events.

If any of the following events (each, an “Early Termination Event”) shall occur and be continuing:

(a)                                  the Borrower shall default in the payment of any amount required to be made under the terms of this Agreement; or

(b)                                 the Borrowing Base Test shall not be met, and such failure shall continue for more than two (2) Business Days; or

(c)                                  (i) the Borrower shall fail to perform or observe in any material respect any other covenant or other agreement of the Borrower set forth in this Agreement and any other Transaction Document to which it is a party, or (ii) the Originator shall fail to perform or observe in any material respect any term, covenant or agreement of such Originator set forth in any other Transaction Document to which it is a party, in each case when such failure continues unremedied for more than five (5) days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person by the Administrative Agent, any Managing Agent or the Collateral Custodian and (ii) the date on which such Person becomes or should have become aware thereof; or

(d)                                 any representation or warranty made or deemed made hereunder shall prove to be incorrect in any material respect as of the time when the same shall have been made; or

(e)                                  an Insolvency Event shall occur with respect to the Borrower or the Originator; or

(f)                                    a Servicer Termination Event occurs; or

(g)                                 any Change-in-Control of the Borrower or Originator occurs; or

(h)                                 the Borrower or the Servicer defaults in making any payment required to be made under any material agreement for borrowed money to which either is a party and such default is not cured within the relevant cure period; or

(i)                                     the Administrative Agent, as agent for the Secured Parties, shall fail for any reason to have a valid and perfected first priority security interest in any of the Collateral; or

(j)                                     (i) a final judgment for the payment of money in excess of (A) $5,000,000 shall have been rendered against the Originator or (B) $100,000 against the Borrower by a court of competent jurisdiction and, if such judgment relates to the Originator, such judgment, decree or order shall continue unsatisfied and in effect for any period of 30 consecutive days without a stay of execution, or (ii) the Originator or the Borrower, as the case may be, shall have made payments of amounts in excess of $5,000,000 or $50,000, respectively, in settlement of any litigation; or

(k)                                  the Borrower or the Servicer agrees or consents to, or otherwise permits to occur, any amendment, modification, change, supplement or recession of or to the Credit and Collection Policy in whole or in part that could have a material adverse effect upon the Transferred Loans or interest of any Lender, without the prior written consent of the Administrative Agent; or

(l)                                     on any day, either (i) the Hedge Notional Amount is less than the Required Notional Amount, or (ii) any Hedge Transaction fails to meet the requirements set forth in Section 5.2; or

(m)                               on any Determination Date, the Portfolio Yield does not equal or exceed 5.0% and such failure continues for a period of thirty (30) consecutive days; or

(n)                                 the Rolling Three-Month Default Ratio shall exceed 7.5%; or

(o)                                 the Rolling Three-Month Charged-Off Ratio shall exceed 5.0%; or

(p)                                 the Borrower shall become an “investment company” subject to registration under the 1940 Act; or

(q)                                 the business and other activities of the Borrower or the Originator, including but not limited to, the acceptance of the Advances by the Borrower made by the Lenders, the application and use of the proceeds thereof by the Borrower and the consummation and conduct of the transactions contemplated by the Transaction Documents to which the Borrower or the Originator is a party result in a violation by the Originator, the Borrower, or any other person or entity of the 1940 Act or the rules and regulations promulgated thereunder;

then, and in any such event, the Administrative Agent shall, at the request, or may with the consent, of the Required Committed Lenders, by notice to the Borrower declare the Termination Date to have occurred, without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrower, and all Advances Outstanding and all other amounts owing by the Borrower under this Agreement shall be accelerated and become immediately due and payable, provided, that in the event that the Early Termination Event described in subsection (e) herein has occurred, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.  Upon its receipt of written notice thereof, the Administrative Agent shall promptly notify each Lender of the occurrence of any Early Termination Event.

ARTICLE IX

INDEMNIFICATION

Section 9.1                                   Indemnities by the Borrower.

(a)                                  Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Administrative Agent, the Managing Agents, the Backup Servicer, any Successor Servicer, the Collateral Custodian, any Secured Party or its assignee and each of their respective Affiliates and officers, directors, employees, members and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by, any such Indemnified Party or other non-monetary damages of any such Indemnified Party any of them arising out of or as a result of this Agreement, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party.  Without limiting the foregoing, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i)                                     any Loan treated as or represented by the Borrower to be an Eligible Loan that is not at the applicable time an Eligible Loan;

(ii)                                  reliance on any representation or warranty made or deemed made by the Borrower, the Servicer (or one of its Affiliates) or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii)                               the failure by the Borrower or the Servicer (or one of its Affiliates) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law with respect to any Loan comprising a portion of the Collateral, or the nonconformity of any Loan, the Related Property with any such Applicable Law or any failure by the Originator, the Borrower or any Affiliate thereof to perform its respective duties under the Loans included as a part of the Collateral;

(iv)                              the failure to vest and maintain vested in the Administrative Agent a first priority perfected security interest in the Collateral;

(v)                                 the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Collateral whether at the time of any Advance or at any subsequent time and as required by the Transaction Documents;

(vi)                              any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Loan included as part of the Collateral that is, or is purported to be, an Eligible Loan (including, without limitation, a defense based on the Loan not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii)                           any failure of the Borrower or the Servicer (if the Originator or one of its Affiliates) to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Originator, the Borrower or any Affiliate thereof to perform its respective duties under the Transferred Loans;

(viii)                        any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services that are the subject of any Loan included as part of the Collateral or the Related Property included as part of the Collateral;

(ix)                                the failure by Borrower to pay when due any Taxes for which the Borrower is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

(x)                                   any repayment by the Administrative Agent, any Managing Agent or a Secured Party of any amount previously distributed in reduction of Advances Outstanding or payment of Interest or any other amount due hereunder or under any Hedging Agreement, in each case which amount the Administrative Agent, such Managing Agent or a Secured Party believes in good faith is required to be repaid.

(xi)                                any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or in respect of any Loan included as part of the Collateral or the Related Property included as part of the Collateral;

(xii)                             any failure by the Borrower to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Borrower of any Transferred Loan or the Related Property or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code, or

(xiii)                          the failure of the Borrower, the Originator or any of their respective agents or representatives to remit to the Servicer or the Administrative Agent, Collections on the Collateral remitted to the Borrower or any such agent or representative in accordance with the terms hereof or the commingling by the Borrower or any Affiliate of any collections.

(b)                                 Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Borrower to the applicable Indemnified Party within two (2) Business Days following the Administrative Agent’s demand therefor.

(c)                                  If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d)                                 The obligations of the Borrower under this Section 9.1 shall survive the removal of the Administrative Agent or any Managing Agent and the termination of this Agreement.

(e)                                  The parties hereto agree that the provisions of Section 9.1 shall not be interpreted to provide recourse to the Borrower against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, an Obligor on, any Transferred Loan.

Section 9.2                                   Indemnities by the Servicer.

(a)                                  Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts (calculated without duplication of Indemnified Amounts paid by the Borrower pursuant to Section 9.1 above) awarded against or incurred by any such Indemnified Party by reason of any acts, omissions or alleged acts or omissions of the Servicer, including, but not limited to (i) any representation or warranty made by the Servicer under or in connection with any Transaction Documents to which it is a party, any Monthly Report, Servicer’s Certificate or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by the Servicer to comply with any Applicable Law, (iii) the failure of the Servicer to comply with its duties or obligations in accordance with the Agreement, or (iv) any litigation, proceedings or investigation against the Servicer, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, and (b) under any Federal, state or local income or franchise taxes or any other Tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by such Indemnified Party in connection herewith to any taxing authority.  The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.  If the Servicer has made any indemnity payment pursuant to this Section 9.2 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts, the recipient shall repay to the Servicer an amount equal to the amount it has collected from others in respect of such indemnified amounts.

(b)                                 If for any reason the indemnification provided above in this Section 9.2 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Servicer shall contribute to the amount paid or payable to such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(c)                                  The obligations of the Servicer under this Section 9.2 shall survive the resignation or removal of the Administrative Agent or any Managing Agents and the termination of this Agreement.

(d)                                 The parties hereto agree that the provisions of this Section 9.2 shall not be interpreted to provide recourse to the Servicer against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, related Obligor on, any Transferred Loan.

(e)                                  Any indemnification pursuant to this Section 9.2 shall not be payable from the Collateral.

ARTICLE X

THE ADMINISTRATIVE AGENT AND THE MANAGING AGENTS

Section 10.1                            Authorization and Action.

(a)                                  Each Secured Party hereby designates and appoints CIBC as Administrative Agent hereunder, and authorizes CIBC to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto.  The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist for the Administrative Agent.  In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns.  The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or Applicable Law.  The appointment and authority of the Administrative Agent hereunder shall terminate at the indefeasible payment in full of the Obligations.

(b)                                 Each Lender hereby designates and appoints the Managing Agent for such Lender’s Lender Group as its Managing Agent hereunder, and authorizes such Managing Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Managing Agents by the terms of this Agreement together with such powers as are reasonably incidental thereto.  No Managing Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the applicable Managing Agent shall be read into this Agreement or otherwise exist for the applicable Managing Agent.  In performing its functions and duties hereunder, each Managing Agent shall act solely as agent for the Lenders in the related Lender Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns.  No Managing Agent shall be required to take any action that exposes it to personal liability or that is contrary to this Agreement or Applicable Law.  The appointment and authority of each Managing Agent hereunder shall terminate at the indefeasible payment in full of the Obligations.

Section 10.2                            Delegation of Duties.

(a)                                  The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(b)                                 Each Managing Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 10.3                            Exculpatory Provisions.

(a)                                  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of the Administrative Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III.  The Administrative Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.  The Administrative Agent shall not be deemed to have knowledge of any Early Termination Event unless the Administrative Agent has received notice of such Early Termination Event, in a document or other written communication titled “Notice of Early Termination Event” from the Borrower or a Secured Party.

(b)                                 Neither any Managing Agent nor any of its respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of a Managing Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to the Administrative Agent or any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III.  No Managing Agent shall be under any obligation to the Administrative Agent or any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this

Agreement, or to inspect the properties, books or records of the Borrower.  No Managing Agent shall be deemed to have knowledge of any Early Termination Event unless such Managing Agent has received notice of such Early Termination Event, in a document or other written communication titled “Notice of Early Termination Event” from the Borrower, the Administrative Agent or a Secured Party.

Section 10.4                            Reliance.

(a)                                  The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Committed Lenders or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders, provided, that, unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Secured Parties, The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Committed Lenders or all of the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

(b)                                 Each Managing Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Managing Agent.  Each Managing Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Committed Lenders in its related Lender Group as it deems appropriate or it shall first be indemnified to its satisfaction by the Committed Lenders in its related Lender Group, provided that unless and until such Managing Agent shall have received such advice, the Managing Agent may take or refrain from taking any action, as the Managing Agent shall deem advisable and in the best interests of the Lenders in its Lender Group.  Each Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Committed Lenders in such Managing Agent’s Lender Group and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders in such Managing Agent’s Lender Group.

Section 10.5                            Non-Reliance on Administrative Agent, Managing Agents and Other Lenders.

Each Secured Party expressly acknowledges that neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees, agents, attorneys-

in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any other Secured Party hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or any other Secured Party.  Each Secured Party represents and warrants to the Administrative Agent and to each other Secured Party that it has and will, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement

Section 10.6                            Reimbursement and Indemnification.

The Committed Lenders agree to reimburse and indemnify the Administrative Agent, and the Committed Lenders in each Lender Group agree to reimburse the Managing Agent for such Lender Group, and their respective officers, directors, employees, representatives and agents ratably according to their Commitments, as applicable, to the extent not paid or reimbursed by the Borrower (i) for any amounts for which the Administrative Agent, acting in its capacity as Administrative Agent, or any Managing Agent, acting in its capacity as a Managing Agent, is entitled to reimbursement by the Borrower hereunder and (ii) for any other expenses incurred by the Administrative Agent, in its capacity as Administrative Agent, or any Managing Agent, acting in its capacity as a Managing Agent, and acting on behalf of the related Lenders, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

Section 10.7                            Administrative Agent and Managing Agents in their Individual Capacities.

The Administrative Agent, each Managing Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Administrative Agent or such Managing Agent, as the case may be, were not the Administrative Agent or a Managing Agent, as the case may be, hereunder.  With respect to the acquisition of Advances pursuant to this Agreement, the Administrative Agent, each Managing Agent and each of their respective Affiliates shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent or a Managing Agent, as the case may be, and the terms “Committed Lender” “Lender” “Committed Lenders” and “Lenders” shall include the Administrative Agent or a Managing Agent, as the case may be, in its individual capacity.

Section 10.8                            Successor Administrative Agent or Managing Agent.

(a)                                  The Administrative Agent may, upon 5 days’ notice to the Borrower and the Secured Parties, and the Administrative Agent will, upon the direction of all of the Lenders resign as Administrative Agent.  If the Administrative Agent shall resign, then the Required Committed Lenders during such 5-day period shall appoint from among the Secured Parties a successor agent.  If for any reason no successor Administrative Agent is appointed by the Required Committed Lenders during such 5-day period, then effective upon the expiration of such 5-day period, the Secured Parties shall perform all of the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations or under any Fee Letter delivered by the Borrower to the Administrative Agent and the Secured Parties directly to the applicable Managing Agents, on behalf of the Lenders in the applicable Lender Group and for all purposes shall deal directly with the Secured Parties.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Article IX and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(b)                                 Any Managing Agent may, upon 5 days’ notice to the Borrower, the Administrative Agent and the related Lenders, and any Managing Agent will, upon the direction of all of the related Committed Lenders resign as a Managing Agent.  If a Managing 1Agent shall resign, then the related Committed Lenders during such 5-day period shall appoint from among the related Committed Lenders a successor Managing Agent.  If for any reason no successor Managing Agent is appointed by such Committed Lenders during such 5-day period, then effective upon the expiration of such 5-day period, such Committed Lenders shall perform all of the duties of the related Managing Agent hereunder.  After any retiring Managing Agent’s resignation hereunder as a Managing Agent, the provisions of Article IX and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement.

ARTICLE XI

ASSIGNMENTS; PARTICIPATIONS

Section 11.1                            Assignments and Participations.

(a)                                  Borrower and each Committed Lender hereby agree and consent to the complete or partial assignment by each CP Lender of all or any portion of its rights under, interest in, title to and obligations under this Agreement (i) to its Liquidity Banks pursuant to a Liquidity Agreement, (ii) (A) with respect to Concord, to any Person which issues commercial paper for which Liberty Hampshire Company, LLC provides services, (B) to any other issuer of commercial paper notes sponsored or administered by the Managing Agent of such CP Lender’s Lender Group or (C) to any Lender or any Affiliate of a Lender hereunder, or (iii) to any other Person; provided that, prior to the occurrence of an Early Termination Event, such CP Lender may not make any such assignment pursuant to this clause (iii), except in the event that the circumstances described in Section 11.1(c) occur, without the consent of the Borrower (which consent shall not be unreasonably withheld or delayed).  Upon such assignment, such CP Lender shall be released from its obligations so assigned.  Further, Borrower and each Committed Lender hereby agree that any assignee of any CP Lender of this Agreement or all or any of the outstanding Advances of such CP Lender shall have all of the rights and benefits under this Agreement as if the term “CP Lender” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of such CP Lender hereunder.  Neither Borrower nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

(b)                                 Any Committed Lender may at any time and from time to time assign to one or more Persons (“Purchasing Committed Lenders”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit C hereto (the “Assignment and Acceptance”) executed by such Purchasing Committed Lender and such selling Committed Lender.  The consent of the CP Lender or CP Lenders in such Committed Lender’s Lender Group shall be required prior to the effectiveness of any such assignment.  In addition, so long as no Early Termination Event or Unmatured Termination Event has occurred and is continuing at such time, the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required prior to the effectiveness of any such assignment.  Each assignee of a Committed Lender must be an Eligible Assignee and must agree to deliver to the Administrative Agent, promptly following any request therefor by the Managing Agent for its Lender Group or the affected CP Lender or CP Lenders, an enforceability opinion in form and substance satisfactory to such Managing Agent and such CP Lender or CP Lenders.  Upon delivery of the executed Assignment and Acceptance to the Administrative Agent, such selling Committed Lender shall be released from its obligations hereunder to the extent of such assignment.  Thereafter the Purchasing Committed Lender shall for all purposes be a Committed Lender party to this Agreement and shall have all the rights and obligations of a Committed Lender under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Borrower, the Lenders or the Administrative Agent shall be required.

(c)                                  Each of the Committed Lenders agrees that in the event that it shall cease to have the Required Ratings (an “Affected Committed Lender”), such Affected Committed Lender shall be obliged, at the request of the CP Lenders in such Committed Lender’s Lender Group or the applicable Managing Agent, to assign all of its rights and obligations hereunder to (x) another Committed Lender or (y) another funding entity nominated by such Managing Agent and acceptable to such affected CP Lenders, and willing to participate in this Agreement through the Termination Date in the place of such Affected Committed Lender; provided that the Affected Committed Lender receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Committed Lender’s Pro Rata Share of the outstanding Advances and Interest owing to the Committed Lenders and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the outstanding Advances of the Committed Lenders.

(d)                                 By executing and delivering an Assignment and Acceptance, the Purchasing Committed Lender thereunder and the selling Committed Lender thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such selling Committed Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such selling Committed Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the related CP Lender or the performance or observance by such CP Lender of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such Purchasing Committed Lender confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Purchasing Committed Lender will, independently and without reliance upon the Administrative Agent or any Managing Agent, the selling Committed Lender or any other Committed Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Purchasing Committed Lender and such selling Committed Lender confirm that such Purchasing Committed Lender is an Eligible Assignee; (vi) such Purchasing Committed Lender appoints and authorizes each of the Administrative Agent and the applicable Managing Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such Purchasing Committed Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Committed Lender.

(e)                                  The Administrative Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Committed Lenders and the Commitment of, and principal amount of, each Advance owned by each Committed Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Lenders, the Borrower and the Managing Agents may treat each Person whose name is recorded in the Register as a Committed Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Lenders, any Managing Agent or the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(f)                                    Subject to the provisions of this Section 11.1, upon their receipt of an Assignment and Acceptance executed by an selling Committed Lender and an Purchasing Committed Lender, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, accept such Assignment and Acceptance, and the Administrative Agent shall then (i) record the information contained therein in the Register and (ii) give prompt notice thereof to each Managing Agent.

(g)                                 Any Committed Lender may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro-Rata Share of the Advances of the Committed Lenders or any other interest of such Committed Lender hereunder.  Notwithstanding any such sale by a Committed Lender of a participating interest to a Participant, such Committed Lender’s rights and obligations under this Agreement shall remain unchanged, such Committed Lender shall remain solely responsible for the performance of its obligations hereunder, and the Borrower, the CP Lenders, the Managing Agents and the Administrative Agent shall continue to deal solely and directly with such Committed Lender in connection with such Committed Lender’s rights and obligations under this Agreement.  Each Committed Lender agrees that any agreement between such Committed Lender and any such Participant in respect of such participating interest shall not restrict such Committed Lender’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification set forth in Section 12.1 of this Agreement.

(h)                                 Each Committed Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or Servicer furnished to such Committed Lender by or on behalf of the Borrower or the Servicer.

(i)                                     Nothing herein shall prohibit any Committed Lender from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with Applicable Law and any such pledge or collateral assignment may be made without compliance with Section 11.1(a) or Section 11.1(b).

(j)                                     In the event any Committed Lender causes increased costs, expenses or taxes to be incurred by the Administrative Agent, Managing Agents or the related CP Lender in connection with the assignment or participation of such Committed Lender’s rights and obligations under this Agreement to an Eligible Assignee then such Committed Lender agrees that it will make reasonable efforts to assign such increased costs, expenses or taxes to such Eligible Assignee in accordance with the provisions of this Agreement.

Section 11.2                            Additional Lender Groups.

Upon the Borrower’s request, with the consent of the Administrative Agent, an additional Lender Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Lender Group, the Borrower, the Servicer and the Administrative Agent, which execution and delivery shall not be unreasonably refused by such parties.  Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a “CP Lender” shall become a party hereto as a CP Lender, entitled to the rights and subject to the obligations of a CP Lender hereunder, (ii) each Person specified therein as a “Committed Lender” shall become a party hereto as a Committed Lender, entitled to the rights and subject to the obligations of a Committed Lender hereunder, (iii) each Person specified therein as a “Managing Agent” shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder and (iv) the Facility Amount shall be increased by an amount equal to the aggregate Commitments of the Committed Lenders party to such Joinder Agreement.  On or prior to the effective date of such Joinder Agreement, the Borrower, the Servicer and the new Managing Agent shall enter into a fee letter for purposes of setting forth the fees payable to the members of such Lender Group in connection with this Agreement, which fee letter shall be considered a “Fee Letter” for all purposes of this Agreement.  The Administrative Agent shall give each Lender prompt notice of the addition of any Lender Group.

ARTICLE XII

MISCELLANEOUS

Section 12.1                            Amendments and Waivers.

Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without (x) written notice to Concord delivered two (2) Business Days prior to effectiveness, which notice requirement may be waived in Concord’s sole discretion and (y) the written agreement of the Borrower, the Administrative Agent, the Managing Agents and the Required Committed Lenders; provided, however, that (i) without the consent of the Committed Lenders in any Lender Group (other than the Lender Group to which such Committed Lenders are being added), the Administrative Agent and the applicable Managing Agent may, with the consent of Borrower, amend this Agreement solely to add additional Persons as Committed Lenders hereunder, (ii) any amendment of this Agreement that is solely for the purpose of increasing the Commitment of a specific Committed Lender may be effected with the written consent of the Borrower, the Administrative Agent and the affected Committed Lender, (iii) any amendment waiver or other modification, the effect of which is to create a commitment by any CP Lender to fund Advances hereunder, shall not be effective without the consent of such CP Lender, and (iv) the consent of each affected Lender shall be required to: (A) extend the Commitment Termination Date or the date of any payment or deposit of Collections by the Borrower or the Servicer, (B) reduce the amount (other than by reason of the repayment thereof) or extend the time of payment of Advances Outstanding or reduce the rate or extend the time of payment of Interest (or any component thereof) or increase the Group Advance Limit of the related Lender Group, (C) reduce any fee payable to the Administrative Agent or any Managing Agent for the benefit of the Lenders, (D) amend, modify or waive any provision of the definition of Required Committed Lenders or Sections 2.11, 11.1(a), 12.1, 12.9, or 12.10, (E) consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (F) amend or waive any Servicer Termination Event or Early Termination Event, (G) change the definition of “Borrowing Base,” “Charged-Off Ratio,” “Default Ratio,” “Eligible Loan,” “Peak CP Funding Period,” or “Settlement Date,” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

No amendment, waiver or other modification (i) affecting the rights or obligations of any Hedge Counterparty or (ii) having a material affect on the rights or obligations of the Collateral Custodian or the Backup Servicer (including any duties of the Servicer that the Backup Servicer would have to assume as Successor Servicer) shall be effective against such Person without the written agreement of such Person.  The Borrower or the Servicer on its behalf will deliver a copy of all waivers and amendments to the Collateral Custodian and the Backup Servicer.

Section 12.2                            Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or hand delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party’s Assignment and Acceptance or Joinder Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to this Article XII shall not be effective until received with respect to any notice sent by mail or telex.

Section 12.3                            No Waiver, Rights and Remedies.

No failure on the part of the Administrative Agent or any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.4                            Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Secured Parties and their respective successors and permitted assigns and, in addition, the provisions of Section 2.8 shall inure to the benefit of each Hedge Counterparty, whether or not that Hedge Counterparty is a Secured Party, and the provisions relating to the Backup Servicer, including Sections 2.8, 7.18, 9.1 and 9.2 shall inure to the benefit of the Backup Servicer.

Section 12.5                            Term of this Agreement.

This Agreement, including, without limitation, the Borrower’s obligation to observe its covenants set forth in Article V, and the Servicer’s obligation to observe its covenants set forth in Article VII, shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Articles III and IV and the indemnification and payment provisions of Article IX and Article X and the provisions of Section 12.9 and Section 12.10 shall be continuing and shall survive any termination of this Agreement.

Section 12.6                            GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE SECURED PARTIES, THE BORROWER AND THE ADMINISTRATIVE AGENT HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 12.7                            WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE SECURED PARTIES, THE BORROWER AND THE ADMINISTRATIVE AGENT WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  INSTEAD, ANY

SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 12.8                            Costs, Expenses and Taxes.

(a)                                  In addition to the rights of indemnification granted to the Administrative Agent, the Managing Agents, the other Secured Parties and its or their Affiliates and officers, directors, employees and agents thereof under Article IX hereof, the Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent, the Managing Agents, Concord and the other Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Managing Agents, Concord and the other Secured Parties with respect thereto and with respect to advising the Administrative Agent, the Managing Agents, Concord and the other Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Administrative Agent, the Managing Agents, Concord or the other Secured Parties in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith (including any Hedge Agreement).

(b)                                 The Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any agreement or other document providing liquidity support, credit enhancement or other similar Support to the Lender in connection with this Agreement or the funding or maintenance of Advances hereunder.

(c)                                  The Borrower shall pay on demand all other costs, expenses and taxes (excluding income taxes) (“Other Costs”), including, without limitation, all reasonable costs and expenses incurred by the Administrative Agent or any Managing Agent in connection with periodic audits of the Borrower’s or the Servicer’s books and records, which are incurred as a result of the execution of this Agreement.

Section 12.9                            No Proceedings.

Each party hereto (other than the applicable CP Lender) hereby covenants and agrees that on behalf of itself and each of its affiliates, that prior to the date which is one year and one day after the payment in full of all indebtedness for borrowed money of a CP Lender, such party will not institute against, or join any other Person in instituting against, such CP Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.  The provisions of this Section 12.9 shall survive the termination of this Agreement.

Each of the parties hereto (other than the Administrative Agent and the Secured Parties) hereby agrees that it will not institute against, or join any other Person in instituting against the

Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day since the Collection Date.

Section 12.10                     Recourse Against Certain Parties.

(a)                                  No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any Person or any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee or director of such Person or of the Borrower or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.

(b)                                 Each of parties hereto hereby acknowledges and agrees that any other transactions with a CP Lender hereunder shall be without recourse of any kind to such CP Lender.  A CP Lender shall have no obligation to pay any amounts owing hereunder in excess of any amount available to such CP Lender after paying or making provision for the payment of any commercial paper notes of such CP Lender.  In addition, each party hereto agrees that a CP Lender shall have no obligation to pay any other party, any amounts constituting fees, a reimbursement for expenses or indemnities (collectively, “Expense Claims”), and such Expense Claims shall not constitute a claim against such CP Lender (as defined in Section 101 of Title 11 of the United States Bankruptcy Code), unless or until such CP Lender has received amounts sufficient to pay such Expense Claims and such amounts are not required to pay the commercial paper of such CP Lender.

(c)                                  The provisions of this Section 12.10 shall survive the termination of this Agreement.

Section 12.11                     Protection of Security Interest; Appointment of Administrative Agent as Attorney-in-Fact.

(a)                                  The Borrower shall, or shall cause the Servicer to, cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent as agent for the Secured Parties and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all time to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Administrative Agent as agent for the Secured Parties hereunder to all property comprising the Collateral.  The Borrower shall deliver or, shall cause the Servicer to deliver, to the Administrative Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.  The Borrower and the Servicer shall cooperate fully in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.11.

(b)                                 The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted to the Administrative Agent, as agent for the Secured Parties, in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder.

(c)                                  If the Borrower or the Servicer fails to perform any of its obligations hereunder after five Business Days’ notice from the Administrative Agent, the Administrative Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Lender’s reasonable costs and expenses incurred in connection therewith shall be payable by the Borrower (if the Servicer that fails to so perform is the Borrower or an Affiliate thereof) as provided in Article IX, as applicable.  The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower, (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Lenders in the Collateral.  This appointment is coupled with an interest and is irrevocable.

(d)                                 Without limiting the generality of the foregoing, Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:

(i)                                     execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

(ii)                                  deliver or cause to be delivered to the Administrative Agent an opinion of the counsel for Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 3.1 with respect to perfection and otherwise to the effect that the Collateral hereunder continues to be subject to a perfected security interest in favor of the Administrative Agent, as agent for the Secured Parties, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

Section 12.12                     Confidentiality.

(a)                                  Each of the Administrative Agent, the Managing Agents, the other Secured Parties and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants and attorneys and as required by an Applicable Law, as required to be publicly filed with SEC, or as required by an order of any judicial or administrative proceeding, (ii) disclose the existence of this Agreement, but not the financial terms thereof and (iii) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving and of the Loan Documents or any Hedging Agreement for the purpose of defending itself, reducing itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Loan Documents or any Hedging Agreement.

(b)                                 Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any nonpublic information with respect to it for use in connection with the transactions contemplated herein and in the Transaction Documents (i) to the Administrative Agent or the Secured Parties by each other, (ii) by the Administrative Agent or the Secured Parties to any prospective or actual Eligible Assignee or participant of any of them or (iii) by the Administrative Agent or the Secured Parties to any Rating Agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Secured Party and to any officers, directors, members, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information and agree to be bound hereby.  In addition, the Secured Parties and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings.

(c)                                  The Borrower and the Servicer each agrees that it shall not (and shall not permit any of its Affiliates to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Transaction Documents without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and, if such news release or public announcement shall directly or indirectly reference Concord, Concord (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Borrower or the Servicer shall consult with the Administrative Agent, Concord and each Managing Agent prior to the issuance of such news release or public announcement.  The Borrower and the Servicer each may, however, disclose the general terms of the transactions contemplated by this Agreement and the Transaction Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

Section 12.13                     Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any Fee Letter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	GLADSTONE BUSINESS LOAN, LLC

	By	/s/ Terry Brubaker
Title: President

Gladstone Business Loan, LLC 1750 Tysons Blvd., 4th Floor McLean, Virginia 22102 Attention: President Facsimile No.: (703) 286-0795 Confirmation No.: (703) 744-1165

SERVICER:	GLADSTONE ADVISERS, INC.

	By	/s/ David Gladstone
Title: Chairman

Gladstone Advisers, Inc. 1616 Anderson Road McLean, Virginia 22102 Attention: Chairman Facsimile No.: (703) 286-0795 Confirmation No.: (703) 286-0776

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

COMMITTED LENDER:	CANADIAN IMPERIAL BANK OF COMMERCE

	By	/s/ Mark O’Keefe
Title: Authorized Signatory

Commitment: $100,000,000

Canadian Imperial Bank Of Commerce
425 Lexington Avenue
New York, New York  10017
Attention:  Asset Securitization Group – Gladstone
Business Loan Officer
Facsimile No.:  (212) 856-3643

Confirmation No.:  (212) 856-4000

CP LENDER:	CONCORD MINUTEMEN CAPITAL COMPANY, LLC

	By	/s/ Thomas J. Irvin
Title: Manager

Concord Minutemen Capital Company, LLC 227 West Monroe Suite 4000 Chicago, Illinois 60606 Attention: Operations Department Facsimile No.: (312) 977-1967/1699 Confirmation No.: (312) 977-4560

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

MANAGING AGENT for the Concord Lender Group:	CANADIAN IMPERIAL BANK OF COMMERCE

	By	/s/ Mark O’Keefe
Title: Authorized Signatory

Canadian Imperial Bank Of Commerce
425 Lexington Avenue
New York, New York  10017
Attention:  Asset Securitization Group – Gladstone
Business Loan Officer
Facsimile No.:  (212) 856-3643
Confirmation No.:  (212) 856-4000

ADMINISTRATIVE AGENT	CANADIAN IMPERIAL BANK OF COMMERCE

	By	/s/ Mark O’Keefe
Title: Authorized Signatory

Canadian Imperial Bank Of Commerce
425 Lexington Avenue
New York, New York  10017
Attention:  Asset Securitization Group – Gladstone Business Loan Officer
Facsimile No.:  (212) 856-3643
Confirmation No.:  (212) 856-4000